                                                                  EXHIBIT (b)(1)

                            DATED SEPTEMBER 7, 1998

                                    between

                             KONINKLIJKE AHOLD N.V.
                               AHOLD U.S.A., INC.
                                   (formerly
                           AHOLD USA HOLDINGS, INC.)
                          as Borrowers and Guarantors

                                      and

                            THE CHASE MANHATTAN BANK
                               as Facility Agent

                   ----------------------------------------


                      AMENDMENT AND RESTATEMENT AGREEMENT
                                 relating to a
                    Multicurrency Revolving Credit Agreement
                             dated 18 December 1996

                   ----------------------------------------

                                Clifford Chance
                                   Amsterdam

THIS AMENDMENT AND RESTATEMENT AGREEMENT is made the 7th day of September 1998

BETWEEN

(1)  KONINKLIJKE AHOLD N.V. (the "Principal Company");

(2) AHOLD U.S.A., INC. (formerly AHOLD USA HOLDINGS, INC.) ("Ahold USA" and, together with the Principal Company, the "Borrowers"); and

(3)  THE CHASE MANHATTAN BANK (the "Facility Agent").

NOW IT IS AGREED as follows:

WHEREAS:

(A) By an agreement dated 18 December, 1996 (the "Existing Facility Agreement") made between (i) the Principal Company as borrower and guarantor, (ii) Ahold USA as borrower and guarantor, (iii) ABN AMRO Bank N.V., Chase Investment Bank Limited and J.P. Morgan Securities Ltd. as arrangers, (iv) the Facility Agent as facility, swing-line, letter of credit agent and short term advances agent, (v) Chase Manhattan International limited as multicurrency facility agent and (vi) the financial institutions named therein as Banks, the Banks made available to the Borrowers a US$1,000,000,000 multicurrency revolving credit facility with short-term advance, swing-line and letter of credit options on the terms and conditions set out therein.

(B) It has been agreed between the parties hereto (in connection with which the Facility Agent is acting on behalf of, and with the express consent of, itself, the Arrangers and the Banks) that the Existing Facility Agreement shall be amended and restated as hereinafter provided, subject to the terms and conditions hereof.

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

1.1 Terms defined in the Existing Facility Agreement shall, unless otherwise defined herein and save as the context otherwise requires, have the same meanings when used in this Agreement.

1.2 In this Agreement the "Effective Date" means the later of the date hereof and the date upon which the Facility Agent confirms in writing to the Banks and the Principal Company that it has received each of the documents listed in the
Schedule in form and substance satisfactory to the Facility Agent.

1.3  Clause and Schedule headings are for ease of reference only.

1.4 Words and expressions used herein importing the singular shall, where the context permits or requires, include the plural and vice versa.

2.  Amendments to the Existing Facility Agreement

The parties hereto agree that the Existing Facility Agreement shall, as of the Effective Date, be amended and restated for all purposes as set out in the Annex to this Agreement and agree to be bound by the terms and conditions thereof accordingly.

3.  Representations

Each of the Borrowers and the Guarantors:

     (a) repeats each of the representations and warranties set out in paragraphs (i), (ii), (iii), (viii) and (x) of Clause 23 (Representations and Warranties) of the Existing Facility Agreement on the date hereof and on the Effective Date (by reference to the facts and circumstances then subsisting) as if each reference therein to the "Finance Documents" included a reference to this Agreement and the Existing Facility Agreement (as amended hereby, when such representations and warranties are repeated on the Effective Date) and acknowledges that the Facility Agent has entered into this Agreement in reliance on those representations and warranties; and

     (b) confirms on the date hereof and on the Effective Date that no Event of Default or Potential Event of Default has occurred.

4.  Waiver

The Facility Agent hereby waives any default under the Existing Facility Agreement which may have occurred as a result of any breach of any representation contained in paragraph (xix) of Clause 23 of the Existing Facility Agreement by virtue of (a) any Margin Stock being owned by any Member of the Group or (b) the proceeds of any borrowings under the Existing Facility Agreement being used, directly or indirectly, for any purposes specified in such paragraph (xix).

5.   Miscellaneous

5.1 Clauses 33 (Costs and Expenses), 37 (Remedies and Waivers, Partial Invalidity), 39 (Notices) and 40.2 (English Courts) to Clause 40.9 (Waiver of Immunity) of the Existing Facility Agreement shall be deemed to be incorporated herein as though set out herein, mutatis mutandis.

5.2 The Existing Facility Agreement shall remain in full force and effect save as expressly amended hereby and the parties hereto agree that:

     (a) this Agreement shall be a "Finance Document" for the purposes of the Existing Facility Agreement and the other Finance Documents; and

     (b) on and after the Effective Date any reference to the Existing Facility Agreement in any of the Finance Documents (including the Existing Facility Agreement) shall be construed as a reference to the Existing Facility Agreement as amended hereby.

5.3 For the avoidance of doubt the guarantees and other obligations given and entered into by the Guarantors pursuant to Clause 26 of the Existing Facility Agreement shall not be affected by the amendments to the Existing Facility Agreement effected hereby on the Effective Date or by any of the other matters provided for in this Agreement (including the waiver in Clause 4 of this Agreement)(and shall continue in full force and effect in accordance with the terms of the Existing Facility Agreement notwithstanding such amendments or such other matters).

6.  Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be an original but all such counterparts shall together constitute but one and the same instrument.

7.  Law

This Agreement shall be governed by, and construed in accordance with, the laws of The Netherlands.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                  THE SCHEDULE

                         Conditions Precedent Documents

1.  In relation to each of the Obligors:

     (a) a copy, certified a true copy by a duly authorised officer of such Obligor, of the constitutional documents of such Obligor and (in the case of the Principal Company) an extract from the relevant Chamber of Commerce;

     (b) a copy, certified a true copy by a duly authorised officer of such Obligor, of a board resolution of such Obligor and (in the case of the Principal Company) such resolutions of the board of managing directors of the Principal Company, the supervisory board of the Principal Company (Raad van Commissarissen) and the works' council of the Principal Company (Ondernemingsraad) as may be required by Dutch Counsel to the Banks approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Obligor pursuant hereto; and

     (c) a certificate of a duly authorised officer of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, this Agreement and any documents to be delivered by such Obligor pursuant hereto.

2. A copy, certified a true copy by or on behalf of the Principal Company, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Obligor's jurisdiction of incorporation and to enable each of the Obligors to perform its obligations hereunder.

3. An opinion of each of the Borrowers' in-house Dutch and United States counsel in substantially the form agreed by the Facility Agent prior to the execution hereof.

4. An opinion of Clifford Chance, solicitors to the Facility Agent, in substantially the form agreed by the Facility Agent prior to the execution hereof.

The Obligors

KONINKLIJKE AHOLD N.V.
By:

Address:        Albert Heijnweg 1
                1507 EH Zaandam
                The Netherlands

Attention:      The Treasury

Telephone:      31 75 659 5635

Fax:            31 75 695 8359


AHOLD U.S.A., INC.

By:

Address:        One Atlanta Plaza, Suite 2575
                950 East Paces
                Ferry Road
                30326 Atlanta,
                Georgia
                United States of America

Attention:      Ernie J. Smith

Telephone:      1 404 262 6050

Fax:            1 404 262 6051

The Facility Agent


THE CHASE MANHATTAN BANK

By:

Address:        270 Park Avenue
                New York, NY 10081
                United States of America

Attention:      Hilma Gabbidon

Telephone:      1 212 552 4650

Telefax:        1 212 552 5658

                                     ANNEX

                                US$1,000,000,000

                    MULTICURRENCY REVOLVING CREDIT AGREEMENT

                                      with

          SHORT-TERM ADVANCE, SWING-LINE AND LETTER OF CREDIT OPTIONS

                                    between

                             KONINKLIJKE AHOLD N.V.
                            AHOLD USA HOLDINGS, INC.
                          as Borrowers and Guarantors

                               ABN AMRO BANK N.V.
                         CHASE INVESTMENT BANK LIMITED
                          J.P. MORGAN SECURITIES LTD.
                                  as Arrangers

                            THE CHASE MANHATTAN BANK
                            as Facility, Swing-Line,
                 Letter of Credit and Short-Term Advances Agent

                     CHASE MANHATTAN INTERNATIONAL LIMITED
                        as Multicurrency Facility Agent

                                      and

                                     OTHERS

                                Clifford Chance
                                   Amsterdam

                                TABLE OF CONTENTS

                                                                                                               Page
                                     PART 1
DEFINITIONS AND INTERPRETATION....................................................................................1

1.   Definitions and Interpretation...............................................................................1

                                     PART 2
THE FACILITIES; ADDITIONAL BORROWERS.............................................................................15

2.   The Facilities..............................................................................................15

                                     PART 3
UTILISATION OF THE REVOLVING CREDIT FACILITY.....................................................................17

3.   Utilisation of the Revolving Credit Facility................................................................17

                                     PART 4
UTILISATION OF THE LETTER OF CREDIT FACILITY.....................................................................20

4.   Utilisation of the Letter of Credit Facility................................................................20
5.   Indemnity...................................................................................................22
6.   Letter of Credit Fees and Fronting Fee......................................................................23

                                     PART 5
UTILISATION OF THE SWING-LINE FACILITY...........................................................................24

7.   Utilisation of the Swing-Line Facility......................................................................24

                                     PART 6
UTILISATIONS OF THE SHORT-TERM ADVANCES FACILITY.................................................................26

8.   Request for offers..........................................................................................26
9.   Offers for Short-Term Advances..............................................................................27
10.  Offers by the Short-Term Advances Agent or its Affiliates...................................................27
11.  Acceptance of Offers........................................................................................28
12.  Making of Short-Term Advances...............................................................................28

                                     PART 7
INTEREST.........................................................................................................30

13.  Interest on Revolving Credit Advances.......................................................................30
14.  Interest on Swing-Line Advances.............................................................................30
15.  Interest on Short-Term Advances.............................................................................30

                                      (i)

                                                                                                               Page
                                     PART 8
REPAYMENT AND CANCELLATION.......................................................................................31

16.  Repayment of Advances.......................................................................................31
17.  Cancellation................................................................................................31

                                     PART 9
RISK ALLOCATION..................................................................................................32

18.  Taxes.......................................................................................................32
19.  Tax Receipts................................................................................................32
20.  Increased Costs.............................................................................................33
21.  Mitigation..................................................................................................34
22.  Market Disruption...........................................................................................35

                                    PART 10
REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND EVENTS OF DEFAULT..................................................36

23.  Representations and Warranties..............................................................................36
24.  Undertakings................................................................................................39
25.  Events of Default...........................................................................................42

                                    PART 11
GUARANTEE........................................................................................................45

26.  Guarantee and Indemnity.....................................................................................45

                                    PART 12
DEFAULT INTEREST AND INDEMNITY...................................................................................48

27.  Default Interest and Indemnity..............................................................................48

                                    PART 13
PAYMENTS.........................................................................................................50

28.  Currency of Account and Payment.............................................................................50
29.  Payments....................................................................................................50
30.  Setoff......................................................................................................52
31.  Sharing.....................................................................................................52

                                    PART 14
FEES, COSTS AND EXPENSES.........................................................................................54

32.  Fees........................................................................................................54
33.  Costs and Expenses..........................................................................................54

                                    PART 15
AGENCY PROVISIONS................................................................................................56

34.  The Agents, the Arrangers and the Banks.....................................................................56

                                      (ii)

                                                                                                               Page
                                    PART 16
ASSIGNMENTS AND TRANSFERS........................................................................................60

35.  Assignments and Transfers...................................................................................60

                                    PART 17
MISCELLANEOUS....................................................................................................62

36.  Calculations and Evidence of Debt...........................................................................62
37.  Remedies and Waivers, Partial Invalidity....................................................................62
38.  Amendments..................................................................................................63
39.  Notices.....................................................................................................64

                                    PART 18
LAW AND JURISDICTION.............................................................................................66

40.  Law and Jurisdiction........................................................................................66

                                  THE SCHEDULES

The First Schedule         :        The Banks
The Second Schedule        :        Form of Transfer Certificate
The Third Schedule         :        Condition Precedent Documents
The Fourth Schedule        :        Utilisation Request
The Fifth Schedule         :        Material Subsidiaries
The Sixth Schedule         :        Existing Letters of Credit
The Seventh Schedule       :        Opinion of Borrowers' Netherlands and United
                                      States Counsel
The Eighth Schedule        :        Supplemental Agreement

                                     (iii)

THIS AGREEMENT is made on 18 December 1996

BETWEEN:

(1)  KONINKLIJKE AHOLD N.V. as borrower and guarantor (the "Principal Company");

(2) AHOLD USA HOLDINGS, INC. as borrower and guarantor ("Ahold USA" and, together with the Principal Company, the "Borrowers");

(3) ABN AMRO BANK N.V., CHASE INVESTMENT BANK LIMITED and J.P. MORGAN SECURITIES LTD. as arrangers (the "Arrangers");

(4) THE CHASE MANHATTAN BANK as facility agent (the "Facility Agent"), as swing-line agent (the "Swing-Line Agent"), as Letter of Credit agent (the "Letter of Credit Agent") and as short term advances agent (the "Short-Term Advances Agent");

(5) CHASE MANHATTAN INTERNATIONAL LIMITED as Multicurrency Facility Agent (the "Multicurrency Facility Agent"); and

(6)  THE BANKS (as defined below).

IT IS AGREED as follows:

                                     PART 1
                         DEFINITIONS AND INTERPRETATION

1.   Definitions and Interpretation

1.1  Definitions  In this Agreement:

"Absolute Basis" in relation to Short-Term Advances means the basis of any offer therefor expressed as a percentage rate and not by reference to LIBOR.

"Adjustment Amounts" means, in relation to any proposed Advance or Letter of
Credit:

     (a) the Dollar Amounts of any other proposed Advances or Letters of Credit which any of the Banks or the Issuing Bank are then obliged to make, issue or participate in on or before the proposed Utilisation Date relating to such proposed Advance or Letter of Credit; and

     (b) the Dollar Amounts of any Advances or Letters of Credit which have been made, issued or participated in by any of the Banks or the Issuing Bank pursuant hereto and which are due to be repaid or, as the case may be, expire on or before the proposed Utilisation Date relating to such proposed Advance or Letter of Credit.

"Advance" means a Revolving Credit Advance, a Swing-Line Advance or a Short-Term Advance.

"Additional Borrower" means a wholly-owned direct or indirect subsidiary of the Principal Company which, with the prior written consent of the Facility Agent acting on the instructions of the Banks, has become an Additional Borrower pursuant to and in accordance with the provisions of Clause 2.9 to Clause 2.12.

"Agents" means the Facility Agent, the Swing-Line Agent, the Letter of Credit Agent, the Short-Term Advance Agent and the Multicurrency Facility Agent.

"Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time less its share of the Outstandings at such time Provided that such amount shall not be less than zero.

"Available Facility" means, at any time, the aggregate of the Available Commitments at such time and adjusted so as to take into account:

     (a)  any Adjustment Amounts; and

     (b) any reduction in the Commitment of a Bank which will occur prior to the commencement of the Term relating to the relevant Advance or the relevant Letter of Credit consequent upon a cancellation of the whole or any part of the relevant Commitment of such Bank pursuant to the terms hereof;

"Available Letter of Credit Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the lesser of:

     (a) its Letter of Credit Commitment at such time less its share of the Dollar Amounts of the outstanding Letters of Credit at such time (and for the purposes of this definition an "outstanding" Existing Letter of Credit shall mean an Existing Letter of Credit in which the Banks are participating in accordance with Clause 4); and

     (b)  its Available Commitment at such time.

"Available Letter of Credit Facility" means, at any time, the aggregate of the Available Letter of Credit Commitments at such time and, for the purposes of Clause 4.2(c) and Clause 4.3(a) and a proposed Letter of Credit only, adjusted so as to take into account:

     (a)  any Adjustment Amounts; and

     (b) any reduction in the Commitment or Letter of Credit Commitment of a Bank which will occur prior to the commencement of the Term relating to such proposed Letter of Credit consequent upon a cancellation of the whole or any part of the Commitment of such Bank pursuant to the terms hereof.

"Available Swing-Line Commitment" means, in relation to a Swing-Line Bank at any time and save as otherwise provided herein, the lesser of:

     (a) its Swing-Line Commitment at such time less its share of the Dollar Amounts of the outstanding Swing-Line Advances at such time; and

     (b)  its Available Commitment at such time.

"Available Swing-Line Facility" means, at any time, the aggregate of the Available Swing-Line Commitments at such time and, for the purposes of Clause 7.2(b) and Clause 7.3(a) and a proposed Swing-Line Advance only, adjusted so as to take into account:

     (a)  any Adjustment Amounts; and

     (b) any reduction in the Commitment or Swing-Line Commitment of a Swing-Line Bank which will occur prior to the commencement of the Term relating to such proposed Swing-Line Advance consequent upon a cancellation of the whole or any part of the Commitment of such Swing-Line Bank pursuant to the terms hereof.

"Banks" means:

     (a) any financial institution named in Part 1 of the First Schedule (The Banks) (other than one which has ceased to be a party hereto in accordance with the terms hereof); and

     (b) any financial institution which has become a party hereto in accordance with the provisions of Clause 35.4 (Assignments by Banks) or Clause 35.5 (Transfers by Banks).

"Code" means the United States Internal Revenue Code of 1986.

"Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part 1 of the First Schedule (The Banks).

"Dollar Amount" means:

     (a) in relation to any Advance, the principal amount thereof or, if such Advance is not denominated in dollars, the equivalent of such amount in dollars calculated as at the date of the Utilisation Request in respect of such Advance; and

     (b)  in relation to any Letter of Credit:

          (i) at or before the Utilisation Date in respect of such Letter of Credit, the face amount thereof; and

          (ii) thereafter, the sum at such time of the maximum actual and contingent liabilities of the Issuing Bank under such Letter of Credit and the total amount of any payments made by the Issuing Bank thereunder which at such time have not been paid or reimbursed by any Obligor to the Issuing Bank hereunder, and the Dollar Amount of a Requested Amount shall be determined accordingly.

"Employee Plan" shall mean an "employee pension benefit plan" as defined in
Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of any Obligor or any ERISA Affiliate.

"Environment" means:

     (a)  land including any natural or man-made structures;

     (b)  water including ground waters and waters in drains and sewers; and

     (c) air including air within buildings and other natural or man-made structures above or below ground.

"Environmental Laws" means all and any applicable laws, including common law, statute and subordinate legislation, European Community Regulations and Directives and judgments and decisions, including notices, orders or circulars, of any court or authority competent to make such judgment or decision compliance with which is mandatory for any member of the Group in any jurisdiction with regard to:

     (a)  the pollution or protection of the Environment;

     (b) harm to the health of humans, animals or plants including laws relating to public and workers' health and safety;

     (c) emissions, discharges or releases into the Environment of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid, semi-solid, liquid or gaseous form and including noise and genetically modified organisms); or

     (d) the manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of the substances or wastes described in (c) above.

"Environmental Permits" means all and any permits, licences, consents, approvals, certificates, qualifications, specifications, registrations and other authorisations including any conditions which attach to any of the foregoing and the filing of all notifications, reports and assessments required under Environmental Laws for the operation of any business.

"ERISA" shall mean, at any date, the US Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

"ERISA Affiliate" shall mean any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of any Obligor's controlled group, or under common control with any Obligor, within the meaning of Section 414 (b) and (c) of the Code and the regulations promulgated and rulings issued thereunder.

"ERISA Event" shall mean (i) (A) any reportable event, as defined in Section 4043(c) of ERISA with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a reportable event for the purposes of this sub-paragraph (i) regardless of the issuance of any waivers in accordance with
Section 412(d) of the Code); or (B) the requirements of subsection (1) of
Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11),
(12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days; (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4042 of ERISA by the PBGC, or the appointment of a trustee to administer any Employee Plan under
Section 4042 of ERISA; (iii) the failure to make a required contribution to any Employee Plan that would result in the imposition of a lien under Section 412
(n) of the Code or Section 302 (f) of ERISA; and (iv) an engagement in a non-exempt prohibited transaction within the meaning of Section 4795 of the Code or
Section 406 of ERISA.

"Event of Default" means any of those circumstances specified in Clause 25 (Events of Default).

"Existing Facilities" means the following facilities:

     (a) the $400,000,000 revolving credit facility granted pursuant to an agreement dated 29 March 1994 in favour of the Principal Company by certain financial institutions named therein for whom ABN AMRO Bank N.V. acted as Facility Agent;

     (b) the $600,000,000 Credit Agreement among The Stop & Shop Companies, Inc., the several Banks and The Chase Manhattan Bank as Agent, dated 29 August 1994;

     (c) the $200,000,000 Credit Agreement among The Stop & Shop Companies, Inc. the several Banks and The Chase Manhattan Bank as Agent, dated 19 January 1996; and

     (d) the $200,000,000 Credit Agreement among The Shop & Stop Master Trust, the several Banks and The Chase Manhattan Bank as Agent, dated 12 January 1995.

"Existing Letter of Credit" means a Letter of Credit, details of which are set out in the Sixth Schedule.

"Expiry Date" means, in relation to any Letter of Credit or Existing Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero.

"Facilities" means the Revolving Credit Facility, the Letter of Credit Facility, the Swing-Line Facility and the Short-Term Advances Facility (and "Facility" means any one of them).

"Facility Office" means:

     (a) in relation to any Agent, the office identified with such Agent's signature below or such other office as it may from time to time select; and

     (b) in relation to any Bank and any Facility, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) for the purposes of such Facility or, in any such case, such other office as such Bank may from time to time select.

"Federal Funds Rate" means, in relation to any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a business day in New York, for the immediately preceding business day in New York) by the Federal Reserve Bank of New York or, if a rate is not so published for any day which is a business day in New York, the average of the quotations for that day on such transactions received by the Swing-Line Agent from three Federal funds brokers of recognised standing selected by the Swing-Line Agent.

"Finance Documents" means this Agreement (as supplemented by any Supplemental Agreement) and each Supplemental Agreement.

"Financial L/C Commission Rate" means:

     (i) during the period commencing on the date hereof and ending on the date which is the fifth anniversary of the date hereof, 0.10 per cent. per annum; and

     (ii) thereafter, 0.1125 per cent. per annum.

"Financial Letter of Credit" means a Letter of Credit issued in favour of any contractor or state agency for the purposes of credit guarantees in relation to the construction of property and self insurance schemes (such as workers' compensation programmes).

"Guarantors" means the Principal Company and Ahold USA in their respective capacities as guarantors hereunder.

"Group" means the Principal Company and its subsidiaries for the time being.

"Instructing Group" means:

     (a) whilst no Advances or Letters of Credit are outstanding hereunder and in any event for the purposes of Clause 39, a Bank or group of Banks whose Commitments at such time (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero) amount in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments at such time; or

     (b) at any time that there are one or more Advances or Letters of Credit outstanding hereunder, a Bank or group of Banks to whom more than sixty-six and two thirds per cent. of the Outstandings at such time is owed (other than the Dollar Amount of Swing-Line Advances and Short-Term Advances).

"Issuing Bank" means any Bank which, at the time of the Utilisation Request relating to the relevant Letter of Credit, has a long-term debt rating by Standard & Poor's of not less than AA- or by Moody's Investors Service, Inc. of not less than Aa3 as selected by Ahold USA or such alternative equivalent long term debt rating as may be applied by Standard & Poor's or Moody's Investors Service, Inc., respectively, from time to time.

"L/C Outstandings" means, at any time, the aggregate of the Dollar Amounts of each outstanding Letter of Credit (and for the purposes of this definition an "outstanding" Existing Letter of Credit shall mean an Existing Letter of Credit in which the Banks are participating in, in accordance with Clause 4).

"Letter of Credit" means a letter of credit (including, without limitation, except for the purposes of Clause 4, an Existing Letter of Credit) issued or to be issued by an Issuing Bank, subject to and with the benefit of the provisions hereof, under the Letter of Credit Facility.

"Letter of Credit Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part 1 of the First Schedule.

"Letter of Credit Facility" means the letter of credit facility granted to Ahold USA pursuant to the terms of this Agreement.

"LIBOR" means, in relation to any Revolving Credit Advance or Short-Term Advance or unpaid sum in respect of the Revolving Credit Facility or Short-Term Advances
Facility:

     (i) the rate per annum which is the offered rate (if any) appearing on the relevant page of the Telerate Screen which displays British Bankers' Association Settlement Rates for deposits in the London Interbank Market for the specified period denominated in the currency in which such Revolving Credit Advance, Short-Term Advance or unpaid sum is to be or is denominated during the specified period at or about 11.00 a.m. on the Quotation Date for the specified period; or

     (ii) in the event no such rate can be determined for the specified period in accordance with (i) above, the rate per annum determined by the Multicurrency Facility Agent to be equal to the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Multicurrency Facility Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency in which such Revolving Credit Advance, Short-Term Advance or unpaid sum is to be or is denominated for the specified period at or about 11.00 a.m. on the Quotation Date for such period and for the purposes of this definition, "specified period" means the Term of such Revolving Credit Advance or Short-Term Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum.

"Margin" means:

     (i) during the period commencing on the date hereof and ending on the date which is the fifth anniversary of the date hereof, 0.10 per cent. per annum; and

     (ii) thereafter, 0.1125 per cent. per annum.

"Margin Stock" means margin stock within the meaning of Regulations T, U and X.

"Material Subsidiary" means, at any time:

     (i) any subsidiary of the Principal Company the assets of which exceed ten per cent. (10%) of the consolidated assets of the Group taken as a whole; and

     (ii) each other subsidiary of the Principal Company specified from time to time by the Principal Company (which, at the date hereof and without limitation to the foregoing, are the companies listed in the Fifth Schedule)

Provided that the Principal Company shall ensure that the assets of all subsidiaries referred to in paragraphs (i) and (ii) shall at all times account for at least 80 per cent. of the consolidated assets of the Principal Company and its subsidiaries and for these purposes, the assets of such subsidiary or the Principal Company and its subsidiaries (as the case may be) shall, in each case be adjusted, as the Facility Agent acting on the instructions of an Instructing Group may consider appropriate, to take account of any changes in circumstances since the date as of which the most recent audited consolidated financial statements were prepared.

"Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) maintained or contributed to for employees of (i) any Obligor or (ii) any ERISA Affiliate.

"Non-Financial L/C Commission Rate" means 0.15 per cent. per annum.

"Non-Financial Letter of Credit" means any Letter of Credit other than a Financial Letter of Credit.

"Obligors" means the Borrowers and the Guarantors (and "Obligor" means anyone of them).

"Optional Currency" means any currency (other than ecu, sterling and dollars) which is freely transferable and freely convertible into dollars.

"Original Financial Statements" means:

     (a) in relation to the Principal Company, its audited consolidated financial statements for its financial year ended 31 December 1995; and

     (b) in relation to each Additional Borrower, its most recently published audited financial statements as at the date it becomes an Additional Borrower hereunder.

"Outstandings" means, at any time, the aggregate of:

     (a)  the Dollar Amounts of all outstanding Advances; and

     (b)  the L/C Outstandings.

"Participation" in relation to a Bank at any time means the aggregate of such Bank's Available Commitment at such time and its share of all Outstandings at such time;

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

"Potential Event of Default" means any event which could or would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

"Prime Rate" means, on any day, the prime commercial lending rate publicly announced by the Swing-Line Agent in respect of such day, which rate need not be the lowest rate charged to its borrowers Provided that each change in the interest rate applicable to a Swing-Line Advance which results from a change in the Prime Rate shall become effective on the day on which the change in the Prime Rate becomes effective.

"Proportion" means, in relation to a Bank, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero).

"Quotation Date" means, in relation to any period for which LIBOR is to be determined hereunder, the day which is two business days prior to the first day of such period.

"Reference Banks" means, for the purposes of determining LIBOR, the principal London offices of ABN AMRO Bank N.V., The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York or such other bank or banks as may from time to time be agreed between the Principal Company and the Facility Agent.

"Regulation D Costs" means, in relation to the portion of any Advance made by a Bank to a US Borrower (or deposits maintained by a Bank to fund such an Advance), the amount (if any) certified by such Bank to be the cost to it of complying with Regulation D (or any similar reserve requirements) in respect of that Advance or those deposits.

"Regulations D, T, U and X" means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Relevant Amount" means, in relation to any Bank or Swing-Line Bank at any time and any proposed Utilisation, the amount arrived at by applying the following formula:

Relevant Amount =  BC x (RA + TO)
                   --------------   - BO
                         TC
     where:
     BC        =    such Bank's or Swing-Line Bank's Commitment at such time;
     RA        =    the Dollar Amount of the Advance or Letter of Credit
                      comprising such proposed Utilisation;
     TO        =    the Outstandings at such time;
     TC        =    the Total Commitments at such time;
     BO        =    the relevant Bank or Swing-Line Bank's share of all
                      Outstandings at such time,

Provided that when in respect of any one or more Banks or Swing-Line Banks application of the above formula results in a negative figure, then for the purpose of calculating the Relevant Amount for each other Bank or Swing-Line Bank, the first mentioned Bank(s) or Swing-Line Bank(s) and it or their Commitment(s) (and that of any affiliates thereof) shall be deducted from "TC" and the aggregate of such Bank's or Swing-Line Bank's share of all Outstandings shall be deducted from "TO".

"Repayment Date" means, in relation to any Advance, the last day of the Term thereof or such earlier date upon which such Advance is required to be repaid pursuant hereto.

"Requested Amount" means, in relation to any Utilisation Request, the aggregate principal amount of the Advances or, as the case may be, the face amount of the Letter of Credit therein requested to be made or issued or in which the Banks are requested to participate.

"Revolving Credit Advance" means, save as otherwise provided herein, an advance made or to be made by the Banks pursuant to Clause 3 (Utilisation of the Revolving Credit Advance) and the other terms hereof.

"Revolving Credit Facility" means the multicurrency revolving credit facility granted to the Borrowers pursuant to the terms of this Agreement.

"Short-Term Advance" means, save as otherwise provided herein, an advance made or to be made by the Banks pursuant to Clause 8 (Request for Offers) and the other terms hereof.

"Short-Term Advances Facility" means the short term advances facility granted to Ahold USA pursuant to the terms of this Agreement.

"Substantial" means equal to or greater than 10 per cent. of the relevant amount as disclosed by the latest audited consolidated balance sheet or, as the case may be, profit and loss account of the Group.

"Supplemental Agreement" means any agreement entered into by the parties hereto with any Additional Borrower (in its capacity as an Additional Obligor) pursuant to Clause 2.9 (Nomination of Additional Borrowers) to Clause 2.12 (Original Borrower's Authority) substantially in the form set out in the Eighth Schedule (Supplemental Agreement for Additional Borrowers) or such other form as the Principal Company and the Facility Agent shall agree.

"Swing-Line Advance" means, save as otherwise provided herein, an advance made or to be made by the Swing-Line Banks pursuant to Clause 7 (Utilisation of the Swing-Line Facility) and the other terms hereof.

"Swing-Line Banks" means each of the Banks listed in Part 2 of the First Schedule (Swing-Line Banks).

"Swing-Line Commitment" means, in relation to a Swing-Line Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part 2 of the First Schedule.

"Swing-Line Facility" means the swing-line facility granted to the Borrowers pursuant to the terms of this Agreement.

"Swing-Line Margin" means 0.50 per cent. per annum.

"Term" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed (as specified in the Utilisation Request relating thereto) and, in relation to any Letter of Credit, the period from the date on which such Letter of Credit is issued (or, in the case of an Existing Letter of Credit, the Banks commence participating in such Existing Letter of Credit pursuant to Clause 4) until its Expiry Date (as specified in the Utilisation Request relating thereto).

"Termination Date" means the day which is eighty-four months after the date hereof.

"Total Commitments" means the aggregate for the time being of the Banks' Commitments.

"Transfer Certificate" means a certificate substantially in the form set out in the Second Schedule (Form of Transfer Certificate) signed by a Bank and a Transferee whereby:

     (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder as contemplated in Clause 35.3 (Assignments and Transfers by Banks); and

     (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 35.5 (Transfers by Banks).

"Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

"Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations hereunder.

"United States" and "US" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to the jurisdiction of the United States of America.

"US Borrower" means any Material Subsidiary which has been incorporated in the United States.

"US Obligor" means any Obligor incorporated in the United States.

"Utilisation" means a utilisation of any or more of the Facilities hereunder.

"Utilisation Date" means the date of a Utilisation, being the date on which the Advance in respect thereof is to be made or the Letter of Credit in respect thereof is to be issued (or, in relation to an Existing Letter of Credit, the date on which the Banks are to commence participating therein).

"Utilisation Request" means a notice substantially in the form set out in the Fourth Schedule (Utilisation Request).

"Withdrawal Liability" has the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

1.2  Interpretation  Any reference in this Agreement to:

any Agent or any Bank in any capacity hereunder shall be construed so as to include its and any subsequent successors, Transferees and assigns in accordance with their respective interests;

"affiliate" of any person is a reference to a holding company or a subsidiary, or a subsidiary of a holding company, of such person;

any "applicable law" shall be construed so as to include all present and future applicable laws, statutes, regulations, codes, treaties, conventions, judgments, awards, determinations or decrees;

"borrowed money" means, in respect of any person:

(i) money borrowed or raised and premiums (if any) and capitalised interest in respect thereof;

(ii) the principal and premiums (if any) and capitalised interest in respect of any debenture, bond, note, loan stock or similar instrument;

(iii) liabilities in respect of any letter of credit, acceptance credit, bill discounting or note purchase facility and any receivables purchase, factoring or discounting arrangement;

(iv) rental or hire payments under leases or hire purchase agreements (whether in respect of land, machinery, equipment or otherwise) entered into primarily for the purpose of raising finance;

(v) the deferred purchase price of assets or services in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements (except any such arrangements entered into in the ordinary and usual course of trading and having a term not exceeding 90 days from the date on which the liability was originally incurred);

(vi) liabilities in respect of any foreign exchange agreement, currency or interest purchase or swap transactions or similar arrangements;

(vii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any share capital of any person or any warrants, rights or options to acquire such share capital in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements;

(viii) any other transactions having the commercial effect of borrowing entered into by any person to finance its operations or capital requirements; and

(ix) all indebtedness for borrowed money of other persons referred to in paragraphs (i) to (viii) above guaranteed directly or indirectly in any manner by such person, or having the commercial effect of being guaranteed directly or indirectly by such person by virtue of an agreement (a) to pay or purchase such indebtedness for borrowed money or to advance or supply funds for the payment or purchase of such indebtedness for borrowed money, (b) to purchase or lease (as lessee) property, or to purchase services, primarily for the purpose of enabling the debtor to make payments of such indebtedness for borrowed money, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property of services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure any person to whom indebtedness for borrowed money is owed against loss with respect thereto;

a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London and New York City and, if such reference relates to the date for the payment of any sum denominated in any Optional Currency, banks are generally open for business in the principal financial centre of the country of such Optional Currency;

a "business day in New York" shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open for business in New York City;

a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

a "currency" includes ecu;

"encumbrance" means any mortgage, pledge, lien (other than a lien arising solely by operation of law in the ordinary course of business), charge, assignment, hypothecation, security interest or other encumbrance or charge by way of security or any title retention right (other than in the ordinary course of trading), preferential right (other than a preferential right accorded to creditors on a liquidation solely by operation of law) or trust arrangement or other agreement or arrangement the effect of any of which is the creation of security;

the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 12.00 (noon) London time on such date for the purchase of the first currency with the second currency;

a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

"net assets" shall be construed as a reference to the difference between (a) the aggregate of the current assets (including but not limited to Cash and cash Equivalents, Receivables and Inventories) and fixed assets (including but not limited to Total Net Tangible Fixed Assets, Loan Receivables, Investments in unconsolidated subsidiaries and affiliates and Intangible Assets) of the Principal Company and (b) the aggregate of the current liabilities (including but not limited to Loans payable, Taxes payable, Accounts payable, Accrued expenses and Other current liabilities) and long term liabilities (including but not limited to Subordinated loans, Other loans, Capitalised lease commitments, Deferred income taxes and Other provisions) of the Principal Company in each case as reported in the latest consolidated balance sheet of the Principal Company delivered pursuant to Clause 24(i)(a) (Undertakings);

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

a "subsidiary" of the Principal Company means a company which is a subsidiary of the Principal Company within the meaning of Article 24.a of the Dutch Civil Code and which is a company which is consolidated in the consolidated financial statements of the Principal Company;

a "subsidiary" of a company or corporation other than the Principal Company shall be construed as a reference to any company or corporation:

     (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

     (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

     (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 Currency Symbols "$" and "dollars" denote lawful currency of the United States of America and "sterling" denotes lawful currency of the United Kingdom.

1.4 Agreements, Documents and Statutes Save where the contrary is indicated, any reference in this Agreement to:

     (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

     (b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

     (c)  a time of day shall be construed as a reference to New York time.

1.5 Headings Clause, Part and Schedule headings are for ease of reference only.

                                     PART 2
                      THE FACILITIES; ADDITIONAL BORROWERS
2.   The Facilities

2.1 Revolving Credit Facility The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof, a multicurrency revolving credit facility in an aggregate amount of $1,000,000,000 or its equivalent from time to time in Optional Currencies.

2.2 Letter of Credit Facility The Banks grant to Ahold USA, upon the terms and subject to the conditions hereof, a dollar denominated letter of credit facility in an aggregate amount of $100,000,000.

2.3 Swing-Line Facility The Swing-Line Banks grant to the Borrowers, upon the terms and subject to the conditions hereof, a dollar denominated swing-line facility in an aggregate amount of $200,000,000.

2.4 Short-Term Advances Facility The Banks grant to Ahold USA, upon the terms and subject to the conditions hereof, an uncommitted short term advances facility in an aggregate amount of $1,000,000,000.

2.5 Purpose and Application The Facilities are intended for general corporate purposes including working capital and the refinancing of the Existing Facilities. Accordingly, each of the Borrowers shall apply all amounts raised by it under each Facility in or towards satisfaction of such purposes. Without prejudice to the obligations of the Borrowers under this Clause 2.5 (Purpose and Application), neither the Agents, the Arrangers and the Banks nor any of them shall be obliged to concern themselves with the application of amounts raised by any Borrower hereunder.

2.6 Condition Precedent Documents None of the Borrowers may deliver any Utilisation Request hereunder unless the Facility Agent has confirmed to the Principal Company and the Banks that it has received all of the documents listed in the Third Schedule (Condition Precedent Documents) each, in form and substance, satisfactory to the Facility Agent and that each of the other conditions referred to therein have been met to the satisfaction of the Facility Agent.

2.7 Banks' Obligations Several The obligations of each Bank hereunder are several. The failure by a Bank to perform its obligations hereunder shall not affect the obligations of any Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder. The amounts outstanding at any time hereunder from a Borrower to any of the parties hereto shall, subject as otherwise provided herein, be a separate and independent debt and each such party shall, subject to the terms of this Agreement, be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose.

2.8 Aggregation of Advances Clause 2.1 (Revolving Credit Facility), Clause 2.2 (Letter of Credit Facility), Clause 2.3 (Swing-Line Facility) and Clause 2.4 (Short-Term Advances Facility) are subject to the restriction that at no time may the aggregate of the Dollar Amounts of all outstanding Advances and Letters of Credit under each of the Facilities referred to in such Clauses exceed the Total Commitments, (being, at the date hereof, $1,000,000,000).

2.9 Nomination of Additional Borrowers Subject to having obtained the prior written consent, through the Facility Agent, of all the Banks, the Principal Company may from time to time designate any of its wholly-owned subsidiaries as an Additional Borrower. If the Principal Company so designates any such subsidiary or subsidiaries, the Principal Company shall promptly deliver or cause to be delivered to the Facility Agent a Supplemental Agreement duly executed by the parties thereto.

2.10 Accession of Additional Borrowers Promptly on receipt by it of each of the conditions precedent specified in any Supplemental Agreement, the Facility Agent will confirm to the relevant Additional Borrower, the Principal Company and the Banks that it has received such documents and whether or not each is, in form and substance, satisfactory to it. Upon delivery to the Facility Agent of any Supplemental Agreement and subject to the Facility Agent having confirmed to the relevant Additional Borrower, the Principal Company and the Banks that it has received, in form and substance satisfactory to it, each of the conditions precedent specified therein, this Agreement shall thenceforth be read and construed as if each subsidiary of the Principal Company which is a party to the Supplemental Agreement as an Additional Borrower were a party hereto having all the rights and obligations of a Borrower. Accordingly all references in any Finance Document to (a) any "Additional Borrower", "Borrower", "Obligor" or any derivative term, shall be treated as including a reference to any such subsidiary becoming a party hereto in the manner contemplated above; and (b) this Agreement, shall be treated as a reference to this Agreement as supplemented by such Supplemental Agreement and all previous Supplemental Agreements to the intent that this Agreement, such Supplemental Agreement and all previous Supplemental Agreements shall be read and construed together as one single agreement.

2.11 Facility Agent's Authority Each of the Agents (other than the Facility Agent), the Arranger and the Banks irrevocably authorises the Facility Agent to execute any Supplemental Agreement on its behalf. The Facility Agent shall promptly notify each of the Banks of the execution by it of any Supplemental Agreement.

2.12 Original Borrower's Authority Each of the Obligors (other than the Principal Company) irrevocably authorises the Principal Company to designate any of its subsidiaries as an Additional Borrower pursuant to Clause 2.9 (Nomination of Additional Borrowers) and irrevocably authorises the Principal Company to execute on its behalf any Supplemental Agreement in relation thereto.

2.13 Separate and Independent Facilities Subject to Clause 2.8 (Aggregation of Advances), the Facilities granted in this Agreement are separate and independent of each other. The aggregate of the amounts outstanding at any time under each Facility shall be a separate and independent debt.

2.14 Use of Facilities Any Bank may, by notice to the Facility Agent, designate another bank or financial institution (a "Funding Bank") to make available to the relevant Agent the proceeds of that Bank's share of any Advance or to make payments in respect of any Letter of Credit (in which case that Bank shall ensure that the Funding Bank does so). Any such notice shall specify the name of the Funding Bank and its fax number and address (which must be in New York City) and marking (if any) for the purpose of communications to it in relation to the relevant Facility. A copy of any written communication to that Bank shall be sent to the Funding Bank (which need not be a party to this Agreement nor an affiliate of that Swingline Bank). Whether or not the Funding Bank is a party to this Agreement, all rights and obligations with respect to that Bank's Commitment and its Outstandings under the Facilities shall remain solely in that Bank (not the Funding Bank) and this Agreement shall apply as if that Bank (rather than the Funding Bank) had funded its share of each Advance or Letter of Credit, except that the Bank may direct that its share of any payment with respect to the relevant Facility be made to the Funding Bank instead.

                                     PART 3

                  UTILISATION OF THE REVOLVING CREDIT FACILITY

3.   Utilisation of the Revolving Credit Facility

3.1 Delivery of Utilisation Request for Revolving Credit Advances Save as otherwise provided herein, a Borrower may from time to time request the making of Revolving Credit Advances under the Revolving Credit Facility by the delivery to the Facility Agent and, in the case of a Revolving Credit Advance denominated in an Optional Currency, the Multicurrency Facility Agent not more than eight business days nor later than three (or, in the case of a Revolving Credit Advance denominated in any Optional Currency four) business days before the proposed date for the making of the relevant Revolving Credit Advance, of a duly completed Utilisation Request therefor.

3.2 Utilisation Details Each Utilisation Request delivered to the Facility Agent and Multicurrency Facility Agent pursuant to Clause 3.1 (Delivery of Utilisation Request for Revolving Credit Advances) shall be irrevocable and shall specify:

     (a) the proposed date for the making of the relevant Revolving Credit Advance which shall be a business day falling before the Termination Date;

     (b) the currency of denomination of the proposed Revolving Credit Advance which shall be dollars or an Optional Currency Provided that, if the relevant Borrower selects an Optional Currency, such Borrower may also select dollars to apply if its first selection becomes ineffective pursuant to Clause 3.3 (Banks' Agreement to Optional Currency);

     (c) the amount of the proposed Revolving Credit Advance, which shall be an amount of not less than $25,000,000 and an integral multiple of $5,000,000 (or, if the Revolving Credit Advance is to be denominated in an Optional Currency, such comparable and convenient amount thereof as the Multicurrency Facility Agent may from time to time specify) and the Dollar Amount of which shall not exceed the Available Facility;

     (d) the proposed Term of the proposed Revolving Credit Advance, which shall be a period of one, two, three or six months or such other period not exceeding twelve months agreed by the Banks ending on a business day falling on or before the Termination Date; and

     (e) the account to which the proceeds of the proposed Revolving Credit Advance are to be paid.

3.3 Banks' Agreement to Optional Currency If a Borrower requests that a Revolving Credit Advance be denominated in an Optional Currency and:

     (a) no later than 12.00 noon (London time) on the third business day preceding the first day of the Term of such Revolving Credit Advance, any Bank notifies the Multicurrency Facility Agent that it does not agree to such request; or

     (b) no later than 11.00 a.m. (London time) on the Quotation Date for such Revolving Credit Advance, the Facility Agent notifies the Borrower and the Banks that the Multicurrency Facility Agent is of the reasonable opinion that it is not feasible for such Revolving Credit Advance to be made in such Optional Currency; or

     (c) to give effect to such request would mean that the Revolving Credit Advances outstanding would be denominated in more than three Optional Currencies,

then, unless such Borrower and the Banks otherwise agree, such Revolving Credit Advance shall not be made unless such Borrower specified in the Utilisation Request in respect of such Revolving Credit Advance that in such event such Revolving Credit Advance should be denominated in dollars in which case such Revolving Credit Advance shall, save as otherwise provided herein, be made in dollars in an amount equal to the Dollar Amount relating to such Utilisation Request.

3.4 Making of Revolving Credit Advances If a Borrower requests a Revolving Credit Advance in accordance with the provisions of this Clause 3 and, on the proposed date for the making of such Advance:

     (a) none of the events mentioned in Clause 22(a) and (b) (Market Disruption) shall have occurred;

     (b) the Dollar Amount of such Revolving Credit Advance does not exceed the Available Facility;

     (c) to give effect to such request would not result in more than ten Advances being outstanding; and

     (d)  either:

          (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Revolving Credit Advance; and

          (ii) the representations set out in Clause 23 (Representation and Warranties) which are to be repeated pursuant to the relevant Utilisation Request are true on and as of the proposed date for the making of such Revolving Credit Advance and would continue to be true immediately following the making of the relevant Revolving Credit Advance and the application of the proceeds thereof in meeting the purpose for the making of such Revolving Credit Advance (as if references therein to Original Financial Statements were references to the most recent set of annual audited financial statements delivered by each Borrower to the Facility Agent pursuant to Clause 24 (Undertakings))

          or each of the Banks agrees, notwithstanding any matter mentioned at
          (i) or (ii) above to participate in the making of such Revolving Credit Advance,

then:

     (1) the Facility Agent (or in the case of a Revolving Credit Advance denominated in an Optional Currency, the Multicurrency Facility Agent) shall, no later than 5.00 p.m. (London time) on the third business day prior to the proposed Utilisation Date, notify each Bank by telefax or by telephone (with confirmation to follow by telefax) at its Facility Office specified for the purpose of Revolving Credit Advances of the amount of such Revolving Credit Advance, the amount of such Bank's participation therein and the period for which such Revolving Credit Advance is to be made;

     (2) each Bank shall, no later than 12.00 noon (local time for the financial centre of the relevant currency) on such proposed Utilisation Date make its portion of such Revolving Credit Advance available to the Facility Agent or in the case of a Revolving Credit Advance denominated in an Optional Currency, the Multicurrency Facility Agent), in the relevant currency, in accordance with Clause 29 (Payments); and

     (3) the Facility Agent (or in the case of a Revolving Credit Advance denominated in an Optional Currency, the Multicurrency Facility Agent) shall, no later than 4.00 p.m. (local time for the financial centre of the relevant currency) on such proposed Utilisation Date, make such Revolving Credit Advance available to the relevant Borrower in accordance with but subject to Clause 29 (Payments).

3.5 Facility Office Each Bank will participate in each Revolving Credit Advance made pursuant to this Clause 3 through its Facility Office specified in relation to Revolving Credit Advances in its Relevant Amount.

3.6 Reduction of Advances If a Bank's Commitment is reduced in accordance with the terms hereof after the Facility Agent (or in the case of a Revolving Credit Advance denominated in an Optional Currency, the Multicurrency Facility Agent) has received the Utilisation Request for a Revolving Credit Advance, then both the Dollar Amount and the amount of that Revolving Credit Advance shall be reduced accordingly.

3.7 Application of Advances The proceeds of any Revolving Credit Advance made hereunder shall first be applied in repayment of any Swing-Line Advance (together with any accrued interest thereon), and the Facility Agent shall pay such portion of any Revolving Credit Advance to be made hereunder to the Swing-Line Banks as the Swing-Line Agent instructs the Facility Agent is necessary to repay each outstanding Swing-Line Advance (together with any accrued interest thereon).

3.8 Payment of Swing-Line Advances Notwithstanding anything to the contrary provided herein, one or more Revolving Credit Advances (as may be necessary) will be made by the Banks to the Borrower if, prior to 10.00 a.m. on any business day, the Swing-Line Agent, on behalf of the Swing-Line Banks, gives notice to the Facility Agent that it requires each outstanding Swing-Line Advance to be repaid by means of a Revolving Credit Advance hereunder (and, for the purposes hereof such notice shall be deemed to have been automatically given by the Swing-Line Agent to the Facility Agent, if either (i) the Facility Agent receives notice from any other party hereto that an Event of Default has occurred or (ii) for any reason whatsoever the proceeds of a Revolving Credit Advance hereunder cannot be applied in the manner outlined in Clause 3.7) and, two business days after the Swing-Line Agent gives notice to the Facility Agent as aforesaid a Revolving Credit Advance will be made in respect of each outstanding Swing-Line Advance by the Banks in an amount of each such Swing-Line Advance and for a Term selected by the Facility Agent, in consultation with the Borrower, notwithstanding (a) the occurrence of an Event of Default, (b) any reduction in the Total Commitments after the date hereof or (c) any other requirements for a drawdown pursuant to any of the other provisions of this Clause 3 not being fulfilled Provided that nothing herein contained shall be construed so as to require the Banks to participate in any Revolving Credit Advance requested hereunder by the Swing-Line Agent to repay any Swing-Line Advance which was made in breach of Clause 7.2(b) or was made in the circumstances set out in Clause 7.3(b). Each Revolving Credit Bank will participate through its Facility Office in its Relevant Amount in any Revolving Credit Advance made pursuant to the terms of this Clause 3.8.

                                     PART 4

                  UTILISATION OF THE LETTER OF CREDIT FACILITY

4.   Utilisation of the Letter of Credit Facility

4.1 Delivery of Utilisation Request for Letters of Credit Save as otherwise provided herein, Ahold USA may from time to time request the issue of Letter(s) of Credit and/or that the Banks participate in the issuance of any Existing Letter(s) of Credit under the Letter of Credit Facility by the delivery to the Facility Agent, not more than eight business days in New York nor later than
9.30 a.m. on the third business day in New York before the proposed date for either (a) the issue of the relevant Letter(s) of Credit and/or (b) the effectiveness of the Banks' participating in the relevant Existing Letter(s) of Credit (as the case may be) of a duly completed Utilisation Request therefor.

4.2 Utilisation Details Each Utilisation Request delivered to the Facility Agent pursuant to Clause 4.1 (Delivery of Utilisation Request for Letters of Credit) shall be irrevocable and shall specify:

     (a) the face amount of (i) the proposed Letter(s) of Credit and/or (ii) Existing Letter(s) of Credit (as the case may be), which shall be an amount of not more than the Available Letter of Credit Facility;

     (b) the proposed Term of (i) the proposed Letter(s) of Credit and/or (ii) Existing Letter(s) of Credit (as the case may be), which shall be a period ending on a business day falling on or before the Termination Date;

     (c) the name and address of the recipient to whom such Letter(s) of Credit is to be delivered and/or to whom such Existing Letter(s) of Credit has been delivered (as the case may be); and

     (d) the Issuing Bank relating to such Letter(s) of Credit and/or Existing Letter(s) of Credit (as the case may be).

4.3 Issue of Letters of Credit If the Borrower requests the issue of a Letter of Credit and/or the participation of Banks in the issuance of any Existing Letter of Credit in accordance with the provisions of this Clause 4 and, on the proposed date for such issue and/or participation:

     (a) the Dollar Amount of such Letter(s) of Credit and (if applicable) Existing Letter(s) of Credit does not exceed the Available Letter of Credit Facility;

     (b) the identity of the recipient has been agreed by all the Banks no later than 3.00 p.m. (New York Time) on the third business day in New York before the proposed date for the issue of the relevant Letter(s) of Credit or participation in the relevant Existing Letter(s) of Credit;

     (c) (in relation to any new Letter of Credit) the form of such Letter(s) of Credit is such form as has been agreed between the relevant Borrower and the Issuing Bank (acting on the instructions of the Banks) by no later than 3.00 p.m. (New York Time) on the third business day in New York before the date from the issue of such Letter(s) of Credit;

     (d)  either:

          (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the issue of such Letter(s) of Credit or participation by the Banks in such Existing Letter(s) of Credit; and

          (ii) the representations set out in Clause 23 (Representations and Warranties) which are to be repeated pursuant to the relevant Utilisation Request are true on and as of the proposed date for the issue of such Letter(s) of Credit and/or participation in such Existing Letter(s) of Credit (as the case may be) and would continue to be true immediately following the issuing of the relevant Letter(s) of Credit and/or participation in such Existing Letter(s) of Credit (as the case may be) (as if references therein to Original Financial Statements were references to the most recent set of annual audited financial statements delivered by each Borrower to the Facility Agent pursuant to Clause 24 (Undertakings))

          or each of the Banks agrees, notwithstanding any matter mentioned at
          (i) or (ii) above to the issue of such Letter of Credit and/or participation in such Existing Letter(s) of Credit (as the case may be),

then:

     (1) the Facility Agent shall, no later than 5.00 p.m. (New York Time) on the third business day prior to the proposed Utilisation Date, notify each Bank and the Issuing Bank by telefax or by telephone (with confirmation to follow by telefax) at its Facility Office specified for the purpose of the Letter of Credit Facility of the amount of such Letter(s) of Credit and/or Existing Letter(s) of Credit (as the case may be), the amount of such Bank's participation therein and the Term of such Letter(s) of Credit and/or Existing Letter(s) of Credit (as the case may be); and

     (2) (in the case of any new Letter(s) of Credit) the Issuing Bank shall on such proposed Utilisation Date, issue such Letter of Credit to the relevant recipient

Provided that, if the issue of such proposed new Letter(s) of Credit to the proposed beneficiary is prohibited under any law, statute, regulation, order or decree to which a Bank is subject or pursuant to any request or requirement of any central bank or other fiscal, monetary or other authority to which a Bank is subject, the Issuing Bank shall not be obliged to issue such proposed new Letter(s) of Credit.

4.4 Banks' Participation in Letters of Credit Each Bank will participate in the issuance of each Letter of Credit and each Existing Letter of Credit through its Facility Office specified in relation to the Letter of Credit Facility to the extent of its Relevant Amount.

4.5 Reduction of Banks' Letter of Credit Commitments If a Bank's Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Utilisation Request for any Letter(s) of Credit and/or Existing Letter(s) of Credit, then both the Dollar Amount and the amount of such Letter(s) of Credit and/or Existing Letter(s) of Credit shall be reduced accordingly.

4.6 Completion of Letters of Credit The Issuing Bank relating to any Letter of Credit is hereby authorised to issue such Letter of Credit pursuant to Clause
4.3 (Issue of Letters of Credit) by:

     (a)  completing the issue date and Expiry Date of such Letter of Credit;
          and

     (b) executing and delivering such Letter of Credit to the relevant recipient on the Utilisation Date.

5.  Indemnity

5.1 Demand for Payment If, at any time, a demand for payment (the amount so demanded being herein referred to as the "Amount Demanded") is made under a Letter of Credit the Issuing Bank relating to such Letter of Credit shall notify the Facility Agent who shall notify each of the Banks and Ahold USA of such demand and the Facility Agent shall make demand of each of the Banks for an amount equal to its share of the amount demanded.

5.2 Payment Each Bank shall, upon receipt by it of a demand made on it by the Facility Agent under this Clause 5 and in any event no later than 11.00 a.m. (London time) on the business day following receipt of the demand, pay to the Facility Agent the amount demanded of it. The Facility Agent shall, upon receipt of such amount, promptly pay the same to the Issuing Bank of the relevant Letter of Credit.

5.3 Indemnification Ahold USA hereby irrevocably and unconditionally agrees to indemnify and keep indemnified the Issuing Bank, the Facility Agent and each Bank on demand against each and every sum paid or payable by the Issuing Bank or any such Bank under or in respect of any Letter of Credit and also undertakes to indemnify and hold harmless the Issuing Bank, the Facility Agent and each Bank on demand from and against all actions, proceedings, liabilities, costs (including any costs incurred in funding any amount which falls due from the Issuing Bank, the Facility Agent or any Bank under any Letter of Credit in connection with any such Letter of Credit), claims, losses, damages and expenses which the Issuing Bank, the Facility Agent and each Bank may at any time incur or sustain in connection with or arising out of any Letter of Credit.

5.4 The Issuing Bank's and Banks' Entitlements The Issuing Bank and each Bank shall be entitled to make any payment under or in respect of any Letter of Credit for which a demand has been made without any reference to or further authority from Ahold USA or any other investigation or enquiry, need not concern itself with the propriety of any demand made or purported to be made under and in the manner required by the terms of any such Letter of Credit and shall be entitled to assume that any person expressed in any Letter of Credit or in any notice served pursuant to any such Letter of Credit to be entitled to make demands is so entitled and that any individual purporting to sign any such demand or notice on behalf of such person is duly authorised to do so; accordingly, it shall not be a defence to any demand made of Ahold USA, nor shall Ahold USA's obligations hereunder be impaired by the fact (if it be the case), that the Issuing Bank, the Facility Agent or any Bank was or might have been justified in refusing payment, in whole or in part, of the amounts so demanded.

5.5 Obligations Not Discharged The obligations of each of the Banks and Ahold USA to the Issuing Bank, the Facility Agent and (in the case of Ahold USA) each Bank shall not be discharged, lessened or impaired by any act, omission or circumstance whatsoever which, but for this provision, might operate to release or exonerate such Bank or Ahold USA from all or part of such obligations or in any other way discharge, lessen or impair the same.

5.6 Certificate of the Issuing Bank Conclusive A certificate of the Issuing Bank as to the amount paid out by the Issuing Bank under any Letter of Credit shall, save for manifest error, be conclusive and binding upon Ahold USA for the purposes of this Agreement and prima facie evidence of the payment of such amounts in any legal action or proceedings arising in connection therewith.

6.   Letter of Credit Fees and Fronting Fee

6.1 Letter of Credit Fees Ahold USA shall, in respect of each Letter of Credit issued at its request, be obliged to pay to the Facility Agent for the account of each Bank (for distribution in proportion to each Bank's participation under the relevant Letter of Credit, a letter of credit fee at the Financial L/C Commission Rate (in the case of Financial Letter of Credit) or Non Financial L/C Commission Rate (in the case of a Non-Financial Letter of Credit) on the face amount of the relevant Letter of Credit. Such letter of credit fee shall be paid in arrears in respect of each successive period of three months (or such shorter period as shall end on the Expiry Date relating to such Letter of Credit) which begins during the Term of the relevant Letter of Credit, each payment of such letter of credit commission to be made on the last day of each such period.

6.2 Fronting Fee Ahold USA shall negotiate in good faith with any proposed Issuing Bank and agree a fee to be paid to such Issuing Bank in respect of its issuing any Letter of Credit or Existing Letter of Credit. Such fee shall be payable in arrears in respect of each successive period of three months (or such shorter period as shall end on the Expiry Date of such Letter of Credit or Existing Letter of Credit (as the case may be)) which begins during the Term of such Letter of Credit or Existing Letter of Credit (as the case may be), such fee to be payable directly to such Issuing Bank on the last day of each such period. In addition, Ahold USA shall compensate each Issuing Bank in full on demand by such Issuing Bank for all customary administrative, issuance, amendment, payment and negotiation charges incurred or chargeable by it in connection with any Letter of Credit or Existing Letter of Credit (as the case may be) issued by it.

                                     PART 5

                     UTILISATION OF THE SWING-LINE FACILITY

7.   Utilisation of the Swing-Line Facility

7.1 Delivery of Utilisation Request for Swing-Line Advances Save as otherwise provided herein, a Borrower may from time to time request the making of a Swing-Line Advance under the Swing-Line Facility by delivery by telefax to the Swing-Line Agent and the Facility Agent, not more than three business days in New York before nor later than 10.00 a.m. (New York Time) on the latest business day in New York which falls on or before the proposed date for the making of the relevant Swing-Line Advance, of a duly completed Utilisation Request.

7.2 Utilisation Details Each request made of the Swing-Line Agent pursuant to Clause 7.1 (Delivery of Utilisation Request for Swing-Line Advances) shall be irrevocable and shall specify:

     (a) the proposed date for the making of the relevant Swing-Line Advance, which shall be a business day in New York falling before the Termination Date;

     (b) the amount of the proposed Swing-Line Advance, which shall be an amount of not less than $25,000,000 and an integral multiple of $5,000,000 which is less than or equal to the Available Swing-Line Facility;

     (c) the proposed Term of the proposed Swing-Line Advance, which shall be a period of not more than ten business days in New York ending on a business day in New York on or before the Termination Date; and

     (d) the account to which the proceeds of the proposed Swing-Line Advance are to be paid.

7.3 Conditions of Utilisation If the Borrower requests a Swing-Line Advance in accordance with the preceding provisions of this Clause 7 and, on the proposed date for the making of such Swing-Line Advance:

     (a) the Dollar Amount of such Swing-Line Advance does not exceed the Available Swing-Line Facility; and

     (b)  either:

          (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Swing-Line Advance; and

          (ii) the representations set out in Clause 23 (Representation and Warranties) which are to be repeated pursuant to the relevant Utilisation Request are true on and as of the proposed date for the making of such Swing-Line Advance and would continue to be true immediately following the making of the relevant Swing-Line Advance and the application of the proceeds thereof in meeting the purpose of the making of such Swing-Line Advance (as if references therein to Original Financial Statements were references to the most recent set of annual audited financial statements delivered by each Borrower to the Facility Agent pursuant to Clause 24 (Undertakings))
          or each of the Swing-Line Banks agrees (notwithstanding any matter mentioned at (i) or (ii) above) to participate in the making of such Swing-Line Advance,

then:

     (1) the Swing-Line Agent shall, no later than 1.00 p.m. (New York Time) on the proposed Utilisation Date, notify each Swing-Line Bank by telefax or by telephone (with confirmation to follow by telefax) at its Facility Office specified for the purpose of Swing-Line Advances of the amount of such Swing-Line Advance, the amount of such Swing-Line Bank's participation therein and the period for which such Swing-Line Advance is to be made;

     (2) each Swing-Line Bank shall, no later than 2.00 p.m. (New York Time) on such proposed Utilisation Date make its portion of such Swing-Line Advance available to the Swing-Line Agent, in dollars, in accordance with Clause 29 (Payments); and

     (3) the Swing-Line Agent shall, no later than 4.00 p.m. (New York Time) on such proposed Utilisation Date, make such Swing-Line Advance available to the relevant Borrower in accordance with but subject to Clause 29 (Payments).

7.4 Facility Office Each Swing-Line Bank will participate in each Swing-Line Advance made pursuant to this Clause 7 through its Facility Office specified for the purpose of Swing-Line Advances in its Relevant Amount.

7.5 Reduction of Commitment If a Bank's Swing-Line Commitment is reduced in accordance with the terms hereof after the Swing-Line Agent has received a request for a Swing-Line Advance, then the amount of that Swing-Line Advance shall be reduced accordingly.

                                     PART 6

                UTILISATIONS OF THE SHORT-TERM ADVANCES FACILITY

8.   Request for offers

8.1 Making Requests for Offers Save as otherwise provided herein, Ahold USA may from time to time request offers by tender for the making of Short-Term Advances under the Short-Term Advances Facility by the delivery to the Short-Term Advances Agent by telex, not earlier than the eighth business day nor later than five (or if the interest rates relating to such Short-Term Advances are to be expressed on the Absolute Basis 9.30 a.m. (New York Time) two) business days before the proposed Utilisation Date relating to such Short-Term Advance, of a duly completed Utilisation Request therefor.

8.2 Request Details Each Utilisation Request delivered to the Short-Term Advances Agent pursuant to Clause 8.1 (Making Requests for Offers) shall be irrevocable and shall specify:

     (a) the proposed Utilisation Date, which shall be a business day falling five business days or more after the previous Utilisation Date, if any, relating to Short-Term Advances and one month or more before the Termination Date;

     (b) whether or not the interest rate relating to the relevant Short-Term Advances is to be determined by reference to LIBOR or expressed on the Absolute Basis;

     (c) the aggregate amount of the Short-Term Advances in respect of which offers are requested, which shall be an amount of not less than $10,000,000 and an integral multiple of $5,000,000 and the Dollar Amount of which is less than the Available Facility;

     (d) the proposed Term of the proposed Short-Term Advances which shall be a period of one, two, three, six or twelve months (if the interest rate relating to such Short-Term Advances is to be determined by reference to LIBOR) or not less than seven days or more than one hundred and eighty days (if the interest rate relating to such Short-Term Advances is to be expressed on the Absolute Basis) and, in each case, ending on a business day falling on or before the Termination Date.

8.3 Notification of Banks The Short-Term Advances Agent shall, promptly after receipt by it of a Utilisation Request and in any event no later than 2.00 p.m. (New York Time) on the fourth business day (or, in the case of Short-Term Advances the interest rate relating to which is to be expressed on the Absolute Basis 2.00 p.m. (New York Time) on the second business day) before the proposed Utilisation Date relating thereto, notify the Banks by telex of its receipt of such Utilisation Request specifying:

     (a)  the proposed Utilisation Date;

     (b)  the Requested Amount and Term of the proposed Short-Term Advances; and

     (c) whether or not the interest rate relating to the relevant Short-Term Advances is to be determined by reference to LIBOR or expressed on the Absolute Basis;

and inviting each Bank to make an offer or offers to make the proposed Short-Term Advances.

9.   Offers for Short-Term Advances

9.1 Offers by Banks Each Bank may (but is not obliged to) make an offer or offers (not exceeding three) to make any proposed Short-Term Advances by the delivery to the Short-Term Advances Agent by telex, no later than 11.00 a.m. (New York Time) on the third business day (or, in the case of Short-Term Advances the interest rate relating to which is to be determined by reference to the Absolute Basis, 9.30 a.m. (New York Time) on the business day) before the proposed Utilisation Date relating to such Short-Term Advances, of a notice bearing such Bank's name, and the reference "Ahold USA Holdings, Inc - Short-Term Advances" and specifying:

     (a) the Utilisation Request in relation to which the offer or offers therein contained are made; and

     (b) in relation to each offer therein contained the amount of the Short-Term Advance which such Bank offers to make, which shall be not less than $5,000,000 and an integral multiple of $1,000,000; and

     (c) if the interest rate in relation to such Short-Term Advances is to be determined by reference to LIBOR, the margin (positive or negative and expressed as a percentage rounded up, if necessary, to four decimal places) over or under LIBOR or if the interest rate in relation to such Short-Term Advances is to be expressed by reference to the Absolute Basis, the rate of interest per annum expressed as a fixed annual percentage yield (rounded up, if necessary, and specified in increments of 1/10,000 of one per cent.) offered for each such Short-Term Advance.

9.2 Separate Offers Each offer made by a Bank pursuant to Clause 9.1 (Offers by Banks) shall be treated as a separate offer for the purposes hereof and shall be irrevocable and capable of acceptance by Ahold USA in accordance with the terms hereof.

9.3 Notification to Ahold USA The Short-Term Advances Agent shall, as soon as practicable and in any event no later than 12.30 p.m. (New York Time) on the third business day (or, in the case of Short-Term Advances the interest rate relating to which is to be expressed on the Absolute Basis, 10.15 a.m. (New York
Time) on the business day) preceding the proposed Utilisation Date for any Short-Term Advances, notify Ahold USA by telex or telephone of the offers made pursuant to the Utilisation Request relating to such Short-Term Advances specifying, in respect of each offer:

     (a)  the name of the Bank making such offer;

     (b)  the amount of the Short-Term Advance offered; and

     (c) the relevant margin quote (in the case of Short-Term Advances the interest rate relating to which is to be determined by reference to LIBOR) or fixed annual percentage yield (in the case of Short-Term Advances the interest rate in relation to which is to be determined by reference to the Absolute Basis).

10.  Offers by the Short-Term Advances Agent or its Affiliates

Notwithstanding the provisions of Clause 9 (Offers for Short-Term Advances), any Bank which is, or is an affiliate of, the Short-Term Advances Agent may only make an offer or offers to make Short-Term Advances in response to any Utilisation Request by notifying its offer or offers to Ahold USA making such request by telex no later than 10.00 a.m. (New York Time) on the third business day (or, in the case of Short-Term Advances the interest rate relating to which is to be expressed on the Absolute Basis, 9.00 a.m. (New York Time) on the business day) prior to the proposed Utilisation Date for such Short-Term Advances and any offer by such a Bank which is not so notified to Ahold USA shall be invalid and shall not be capable of acceptance by Ahold USA.

11.  Acceptance of Offers

11.1  Notification by Ahold USA of Acceptances Ahold USA shall, no later than
1.30 p.m. (New York Time) on the third business day (or, in the case of Short-Term Advances the interest rate relating to which is to be determined by reference to the Absolute Basis, 11.30 a.m. (New York Time) on the business day) prior to the Utilisation Date relating to such Short-Term Advances, notify the Short-Term Advances Agent by telex or telephone whether or not it wishes to accept, in whole or in part, the offers made in response to the relevant Utilisation Request and, if so, the aggregate amount of the Short-Term Advances the offers in respect of which it wishes to accept, which shall be:

     (a) not less than $10,000,000 and an integral multiple of $5,000,000 and which shall be: -

          (i) not more than the Requested Amount specified in such Utilisation Request; and

          (ii) the Dollar Amount of which shall not exceed the Available
               Facility.

11.2 Accepted Offers Each acceptance by Ahold USA pursuant to Clause 11.1 (Notification by Ahold USA of Acceptances) of the offers made in response to a Utilisation Request shall be treated as an acceptance of such offers in ascending order of the yields (in the case of offers made by reference to LIBOR, calculated in accordance with Clause 9.1 (Offers by Bank)) at which the same were made but if, as a result thereof, two or more offers at the same yield fall to be partially accepted, then the amounts of the Short-Term Advances in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Short-Term Advances so offered bear to one another but, in each case, rounded as the Short-Term Advances Agent may consider necessary to ensure that the amount of each Short-Term Advance is an amount of not less than $5,000,000 and an integral multiple of $1,000,000.

11.3 Notification to Banks of Accepted Offers The Short-Term Advances Agent shall, no later than 3.00 p.m. (New York Time) on the third business day (or, in the case of Short-Term Advances the interest rate in relation to which is expressed on the Absolute Basis 3.00 p.m. (New York Time) on the business day) prior to the Utilisation Date relating to the relevant Short-Term Advances, notify by telex each Bank which has made an offer in response to such Utilisation Request whether or not such offer has been accepted in whole or in part and, if so, the amount of the Short-Term Advance in respect of which such offer has been accepted and the yield relating thereto.

12.  Making of Short-Term Advances

          If the Short-Term Advances Agent notifies any Bank in accordance with Clause 11.3 (Notification to Banks of Accepted Offers) of Ahold USA's acceptance, in whole or in part, of any offer by such Bank to make any Short-Term Advance and on the proposed Utilisation Date relating to such Short-Term
Advance:

     (i) if the interest rate in respect of such Short-Term Advance is to be determined by reference to LIBOR, neither of the events mentioned in Clause 22 (Market Disruption) shall have occurred;

     (ii) the Dollar Amount of such Short-Term Advance does not exceed the Available Facility; and

     (iii)  either:

          (a) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Short-Term Advance; and

          (b) the representations set out in Clause 23 (Representations and Warranties) which are to be repeated pursuant to the relevant Utilisation Request are true on and as of the proposed date for the making of such Short-Term Advance and would continue to be true immediately following the making of the relevant Short-Term Advance and the application of the proceeds of thereof in meeting the purpose of such Short-Term Advance (as if references therein to Original Financial Statements were references to the most recent set of annual audited financial statements delivered by each Borrower to the Facility Agent pursuant to Clause 24 (Undertakings)), or the respective Bank agrees (notwithstanding any matter mentioned in (a) and (b) above) to participate in the making of such Short-Term Advance, then, on such Utilisation Date, such Bank shall make such Short-Term Advance through its Facility Office to Ahold USA in accordance with Clause 29 (Payments).

                                     PART 7

                                    INTEREST

13.   Interest on Revolving Credit Advances

13.1 Rate of Interest The rate of interest applicable to a Revolving Credit Advance during the Term of such Revolving Credit Advance shall be the rate per annum determined by the Facility Agent to be the sum of LIBOR relating to such Revolving Credit Advance and the Margin at such time.

13.2 Notification The Facility Agent shall promptly notify the relevant Borrower and each Bank of each determination made by it pursuant to this Clause 13.

13.3 Payment of Interest On the Repayment Date relating to each Revolving Credit Advance (and if such Revolving Credit Advance has a Term which exceeds six months, at the end of each successive six monthly period of such Term) the relevant Borrower shall pay accrued interest on that Revolving Credit Advance.

14.  Interest on Swing-Line Advances

14.1 Rate of Interest The rate of interest applicable to a Swing-Line Advance on each day (a "relevant day") during the Term of such Swing-Line Advance shall be the rate per annum determined by the Swing-Line Agent as at 11.00 a.m. (New York Time) on the relevant day to be the greater of:

     (i)  the Prime Rate for such relevant day; and

     (ii) the sum of the Federal Funds Rate for such relevant day and the Swing-Line Margin at such time.

14.2 Notification The Swing-Line Agent shall promptly notify the relevant Borrower and each Swing-Line Bank of each determination made by it pursuant to Clause 14.1 (Rate of Interest).

14.3 Payment of Interest On the Repayment Date relating to each Swing-Line Advance the relevant Borrower shall pay accrued interest on that Swing-Line Advance.

15.  Interest on Short-Term Advances

15.1 Rate of Interest The rate of interest applicable to a Short-Term Advance during the Term of such Short-Term Advance shall be:

     (i) (if the interest rate relating to such Short-Term Advance is to be determined by reference to LIBOR) the rate per annum determined by the Facility Agent to be the sum of LIBOR relating to such Short-Term Advance and the margin at which such Short-Term Advance was offered or, if such margin was negative, the difference between such margin (taking such margin as a positive number for such purpose) and LIBOR relating to such Short-Term Advance; or

     (ii) (if the interest rate relating to such Short-Term Advance is expressed on the Absolute Basis) the fixed annual percentage yield at which such Short-Term Advance was offered.

15.2 Payment of Interest On the Repayment Date relating to each Short-Term Advance (and if such Short-Term Advance has a Term which exceeds six months, at the end of each successive six monthly period of such Term) the relevant Borrower shall pay accrued interest on that Short-Term Advance.

                                     PART 8

                           REPAYMENT AND CANCELLATION

16.   Repayment of Advances

16.1 Repayment Each Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto.

16.2 Prepayment A Borrower may, subject to Clause 27.5 (Broken Periods), if it gives to the Facility Agent not less than fifteen days' prior written notice to that effect, prepay the whole of any Advance. Any notice of prepayment shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige such Borrower to make such prepayment on such date.

16.3 Mandatory Payment If any Bank claims indemnification from a Borrower under Clause 18 (Taxes) or Clause 20 (Increased Costs) and within thirty days thereafter the Facility Agent receives from such Borrower at least ten days' prior written notice (which shall be irrevocable) of such Borrower's intention to repay such Bank's share of any Advance, the Borrower shall, subject to Clause
27.5 (Broken Periods), repay such Bank's portion of such Advance.

16.4 Reduction of Commitments A Bank for whose account a repayment is to be made under Clause 16.3 (Mandatory Repayment) shall not be obliged to make any Advances hereunder on or after the date upon which the Facility Agent receives a Borrower's notice of its intention to repay such Bank's share of any Advance, on which date such Bank's Available Commitment (and hence its Swing-Line Commitment and Letter of Credit Commitment) shall be reduced to zero.

16.5 Repayment Method None of the Borrowers shall repay all or any part of any Advance outstanding hereunder except at the times and in the manner expressly provided herein but shall, save as provided herein, be entitled to reborrow any amount repaid.

17.  Cancellation

17.1 Cancellation The Principal Company may, by giving to the Facility Agent not less than ten days' prior written notice to that effect, cancel the whole or any part (being an amount of not less than $25,000,000 and an integral multiple of $5,000,000) of the Total Commitments. Any such cancellation shall reduce the Commitment of each Bank rateably.

17.2 Irrevocable Instruction Any notice of cancellation given by the Principal Company pursuant to Clause 17.1 (Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

17.3 Notice The Facility Agent shall promptly notify each of the other Agents and the Banks of any notice of cancellation received by it from the Borrower pursuant to Clause 17.1 (Cancellation).

17.4 Cancellation of Commitment If any Bank claims indemnification from the Principal Company under Clause 18 (Taxes) or Clause 20 (Increased Costs), the Principal Company may, whilst the relevant circumstances continue and by not less than ten days' prior written notice to the Facility Agent (which notice shall be irrevocable), cancel such Bank's Commitment whereupon such Bank shall cease to be obliged to make Advances and its Commitment (and thereby its Swing-Line Commitment and its Letter of Credit Commitment, if any) shall be reduced to zero.

                                     PART 9

                                RISK ALLOCATION

18.   Taxes

18.1 Tax Gross-Up All payments to be made by any Obligor to any person hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

18.2 Tax Indemnity Without prejudice to the provisions of Clause 18.1 (Tax Gross-Up), if any person or an Agent on its behalf is required to make any payment on account of tax or otherwise (not being a tax imposed on the net income of any Facility Office by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or in relation to any sum received or receivable hereunder by such person or an Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 18) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or an Agent on its behalf, the Principal Company shall, upon demand of the relevant Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

18.3  Claims by Banks  Any person intending to make a demand pursuant to Clause
18.2 (Tax Indemnity) shall notify the Principal Company (through the Facility Agent in the case of a Bank) in reasonable detail of the event by reason of which it is entitled to do so Provided that nothing herein shall require such person to disclose any confidential information relating to the organisation of its affairs.

18.4 U.S. Withholding Taxes Each Bank and Agent that is not incorporated under the laws of the United States of America or a state thereof which is or will be a lender to Ahold USA agrees that it will deliver to Ahold USA and the Facility Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be. Each such Bank and Agent also agrees to deliver to Ahold USA and the Facility Agent two further copies of said Form 1001 or 4224 or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Ahold USA and the Facility Agent and such extensions or renewals thereof as may reasonably be requested by Ahold USA or the Facility Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank or Agent from duly completing and delivering any such form with respect to it and such Bank or Agent so advises Ahold USA and (in the case of any Bank) the Facility Agent. Each such Bank and Agent shall certify that it is entitled to receive payments from Ahold USA under this Agreement without deduction or withholding of any United States federal income taxes.

19.  Tax Receipts

19.1 Notification of Requirement to Deduct Tax If, at any time, any Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent upon becoming aware of the same.

19.2 Evidence of Payment of Tax If any Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority (if any) or other written evidence of payment as such Obligor can provide evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

20.  Increased Costs

20.1 Increased Costs If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

     (a) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment or performing its obligations (including its obligation to make Advances or participate in, or make a payment under, a Letter of Credit) under this Agreement and/or its participating in or making one or more Advances or the issuing of or participation in one or more Letters of Credit;

     (b) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank's having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

     (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances or payments in respect of Letters of Credit made or to be made by such Bank hereunder; or

     (d) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of such holding company or any Facility Office of such Bank by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or calculated by reference to the amount of the Advances made or to be made by such Bank hereunder or Letters of Credit issued or to be issued hereunder or its participation therein and/or to any sum received or receivable by it hereunder, then the Principal Company shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining Advances or payments in respect of Letters of Credit) or (4) such liability.

20.2  Increased Cost Claims  A Bank intending to make a claim pursuant to Clause
20.1 (Increased Costs) shall notify the Facility Agent in reasonable detail of the event by reason of which it is entitled to do so, whereupon the Facility Agent shall notify the Principal Company thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

20.3 Exclusion of Swing-Line For the purposes of this Clause 20 "Bank" does not include any Bank in its capacity as a Swing-Line Bank and "Advances" does not include Swing-Line Advances.

20.4 Illegality If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder or to participate in the issue of, or to allow to remain outstanding all or any of its liabilities under, any of the Letters of Credit, then that Bank shall, promptly after becoming aware of the same, deliver to the Principal Company through the Facility Agent a notice to that effect and:

     (a) such Bank shall not thereafter be obliged to make any Advances or to participate in the issue of any Letters of Credit or the Swing-Line Facility and the amount of its Commitment shall be immediately reduced to zero; and

     (b) if the Facility Agent on behalf of such Bank so requires, the Principal Company shall procure that the relevant Borrower or Borrowers shall on such date as the Facility Agent shall have specified:

          (i) repay each outstanding Advance together with accrued interest thereon and all other amounts owing to such Bank; and/or

          (ii) procure that such Bank's obligations under any Letters of Credit will be reduced to zero or otherwise secured with 100% cash security (in the currency in which such Letter of Credit is denominated) in a manner acceptable to such Bank.

20.5 Regulation D Costs Each relevant Borrower shall, within seven days of demand by any Bank (through the Facility Agent), pay to that Bank the amount of any Regulation D Costs actually incurred by that Bank in respect of any Advance made by it to that Borrower. Any such demand shall contain reasonable details of the calculation of the relevant Regulation D Costs.

21.  Mitigation

If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

     (a) the reduction of its Commitment (and thereby its Swing-Line Commitment and its Letter of Credit Commitment, if any) to zero pursuant to Clause 20.4(a) (Illegality);

     (b) an increase in the amount of any payment to be made to it or for its account pursuant to Clause 18.1 (Tax Gross-Up); or

     (c) a claim for indemnification pursuant to Clause 18.2 (Tax Indemnity) or Clause 20.1 (Increased Costs),

then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of any Borrower under any of the Clauses referred to in (a), (b) or (c) above such Bank shall promptly upon becoming aware of the same notify the Facility Agent thereof and, in consultation with the Facility Agent and the

Borrower and to the extent that it can do so without prejudice to its own position, take reasonable steps to mitigate the effects of such circumstances including the transfer of its Facility Office Provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any material adverse effect upon its business, operations or financial condition.

22.  Market Disruption

If, in relation to any Revolving Credit Advance or Short-Term Advance the interest rate in relation to which is to be determined by reference to LIBOR:

     (a) the Facility Agent determines that at 11.00 a.m. on the Quotation Date for such Revolving Credit Advance or Short-Term Advance (i) there is no screen rate quote for LIBOR and (ii) none or only one of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency requested for such Revolving Credit Advance or Short-Term Advance for the proposed duration of the Term thereof; or

     (b) before the close of business in London on the Quotation Date for such Term the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of the Dollar Amount of the Outstandings is (or, if such Revolving Credit Advance or Short-Term Advance were then made, would be) owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 13 (Interest on Revolving Credit Advances) or 15 (Interest on Short-Term Advances):

          (i) the Facility Agent shall notify the other parties hereto of such event;

          (ii) such Revolving Credit Advance or Short-Term Advance shall not be made; and

          (iii) if the Facility Agent so requires, within five days of such notification the Facility Agent and the Principal Company shall enter into negotiations in good faith with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Revolving Credit Advances or Short-Term Advance in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto Provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank.

                                    PART 10

        REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND EVENTS OF DEFAULT

23.  Representations and Warranties

Each Obligor represents and warrants to the Agents and each of the Banks that:

     (i) (in the case of the Principal Company) it is a public company with limited liability ("naamloze vennootschap") duly incorporated and validly existing under the laws of The Netherlands, (in the case of Ahold USA) it is a corporation duly organised and in good standing under the laws of the State of Delaware and the United States of America and (in the case of any Additional Borrower) it is a corporation duly organised and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to own its property and assets and to carry on its business as it is now being conducted;

     (ii) it has the corporate power to enter into and perform the Finance Documents to which it is expressed to be a party and the transactions contemplated thereby and to borrow and to undertake obligations in respect of Letters of Credit hereunder and has taken all necessary actions to authorise the borrowing of Advances and the undertaking of obligations in respect of Letters of Credit upon the terms and conditions of this Agreement and to authorise the execution, delivery and performance of the Finance Documents to which it is expressed to be a party in accordance with their respective terms;

     (iii) each of the Finance Documents to which it is expressed to be a party constitutes and will at all times constitute its legal, valid and binding obligations, enforceable in accordance with its terms;

     (iv) its indebtedness under this Agreement is its direct, unconditional and general indebtedness and ranks, and will at all times rank, pari passu with all other unsecured indebtedness and liabilities (actual or contingent) (with the exception of any indebtedness and liabilities preferred by law and deferred or subordinated indebtedness) issued, created or assumed now or in the future or for which it is now or may at any time in the future otherwise be or become responsible;

     (v) its Original Financial Statements (copies of which have been provided to each of the Banks) were prepared in accordance with accounting principles generally accepted in The Netherlands (in the case of the Principal Company) and its jurisdiction of incorporation and The Netherlands (in the case of any Additional Borrower) and fairly present its condition and (in the case of the Principal Company) that of the Group, at such date and its results and (in the case of the Principal Company) the results of the Group for such year; there has been no material adverse change in its financial position or in the financial position of the Group or in the financial position of Ahold USA and its subsidiaries, taken as a whole, since that date which might have a material adverse effect on any Obligor's ability to perform its obligations under any of the Finance Documents to which it is expressed to be a party, and such accounts included all significant liabilities (including contingent liabilities);

     (vi) since the date on which its Original Financial Statements were prepared there has been no material adverse change in its (or, in the case of the Principal Company, the Group's, or, in the case of Ahold USA, Ahold USA and its subsidiaries) financial or trading condition or prospects which could have a material adverse effect on its ability to perform or comply with its obligations under this Agreement;

     (vii) no Event of Default or Potential Event of Default has occurred and is continuing unremedied, nor will any Event of Default or Potential Events of Default result from the making of any Advance or issue of or participation by a Bank in any Letter of Credit hereunder;

     (viii) its execution, delivery and performance of the Finance Documents to which it is expressed to be a party and the borrowing of Advances and the undertaking of obligations in respect of Letters of Credit do not and will not violate in any respect any provisions of (i) any applicable law or judgement of The Netherlands, its jurisdiction of incorporation or any other relevant jurisdiction, or (ii) any mortgage contract other undertaking or instrument to which it is a party or which is binding upon it or any of its assets and does not and will not result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument;

     (ix) no litigation, arbitration or administrative proceedings are presently current or pending or, to the best of its knowledge threatened, which would or might have a material adverse effect on its ability to perform its obligations under this Agreement;

     (x) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents to which it is expressed to be party, (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents to which it is expressed to be party are legal, valid and binding and (c) to make the Finance Documents to which it is expressed to be party admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed;

     (xi) no member of the Group is in breach of or in default under any agreement in respect of borrowed money which exceeds $25,000,000 (or its equivalent) (save, in respect of any guarantees, where liability under such guarantee is being contested by an Obligor or Material Subsidiary in good faith) to which it is a party or which is binding on it or any of its assets;

     (xii) all of the written information supplied by it to the Agents, the Arrangers and the Banks in connection herewith is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Agents, the Arrangers and the Banks and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to it;

     (xiii) neither it nor (in the case of the Principal Company and Ahold USA) any of its subsidiaries has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it or (in the case of the Principal Company and Ahold USA) any of its subsidiaries for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

     (xiv) it is conducting its business and operations in compliance with all laws and regulations and all directives of governmental authorities having the force of law applicable or relevant to it;

     (xv)    it owns and has good and marketable title to all of its property;

     (xvi) to the best of its knowledge, it is in compliance with all Environmental Laws and it has obtained, and will at all times obtain, and is in compliance with, all Environmental Permits;

     (xvii) to the best of its knowledge, there are no circumstances which have led, or could lead, to a competent authority or a third party taking any action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to any member of the Group having to take action to avert the possibility of any such action or claim;

     (xviii) the aggregate liabilities of each Obligor and the ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not have a material adverse effect upon the financial condition of such Obligor; each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code; except as disclosed, each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified as to form, and, to the knowledge of any Obligor, nothing has occurred since the date of such determination that would adversely affect such determination; the fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Employee Plan determined using the actuarial assumptions and method used by the actuary to such Employee Plan in its most recent valuation of such Employee Plan; there are no actions, suits or claims pending against or with respect to an Employee Plan (other than routine claims for benefits) which would cause the Obligor to incur a material liability or to the knowledge of any Obligor, which could reasonably be expected to be asserted against or with respect to any Employee Plan which would cause the Obligor to incur a material liability; each of the Obligors and the ERISA Affiliates has made all material contributions to or under each such Employee Plan, or any contract or agreement requiring contribution to an Employee Plan; none of the Obligors or any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to
             Section 4064(a) of ERISA to which it made contributions each in a manner which would cause such Obligor to incur a material liability; and none of the Obligors nor any of the ERISA Affiliates has incurred or reasonably expects to incur any material liability to PBGC other than for premiums under Section 4007 of ERISA;

     (xix) The borrowings made hereunder will not violate or give rise to a violation of Regulation U or Regulation X. No member of the Group or any agent acting on their behalf has taken or will take any action which would cause this Agreement or any of the documents or instruments delivered pursuant hereto, any borrowing hereunder or use of proceeds thereof to violate any regulation of the Board of Governors of the Federal Reserve System of the United States or to violate the US Securities Exchange Act of 1934 or any applicable US federal or state securities laws; and

     (xx) no member of the Group is subject to regulation under the United States Public Utility Holding Company Act of 1935, the United States Federal Power Act or the United States Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur indebtedness; no member of the Group is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940 (15 U.S.C. (S)(S) 80a-1. et seq.); and none of the transactions contemplated by this Agreement will violate such Act.

24.  Undertakings

Each of the Borrowers (unless otherwise specified) undertakes that from and after the date hereof and until all sums due and to become due from such Borrower under this Agreement have been paid or repaid and the Facilities shall no longer exist:

     (i) (a) the Principal Company will deliver to the Facility Agent and each of the Banks as soon as the same are available (and in any event no later than 180 days after the end of the relevant financial year) its audited consolidated (and unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Principal Company) profit and loss account for such financial year and its audited consolidated (and unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Principal Company) balance sheet as at the end of such financial year prepared in conformity with generally accepted accounting principles in The Netherlands applied on a basis consistent with those of the preceding financial year, or if not prepared on a consistent basis, containing or accompanied by an adequate explanation of the consequences of any such inconsistency;

          (b) the Principal Company will promptly send to the Facility Agent and each of the Banks two copies of any interim report or accounts or any other notice or communication sent by it to its shareholders in their capacity as such or to any stock exchange on which its shares are listed;

          (c) it will forthwith upon a request to that effect, provide the Facility Agent with such additional financial information or other information as the Facility Agent or any Bank through the Facility Agent may from time to time reasonably require (including, without limitation, information that the Facility Agent or any Bank may reasonably require in order to determine the ratios referred to in Clause 24(vii) in respect of any financial period) and upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

          (d) it will annually as soon as possible after the end of its financial year (but in no event later than 90 days after the end of the relevant financial year) furnish the Facility Agent with a certificate to the effect that the representations and warranties set out in Clause 23 (Representations and Warranties) hereof are true and accurate on and as of that time as if made at that time;

          (e) without prejudice to Clause 24(i)(b), the Principal Company will as soon as possible after the end of each quarter of each financial year (but in no event later than 90 days after the end of the relevant quarter of such financial year) furnish the Facility Agent in sufficient copies for the Banks with its interim report in respect of such financial quarter, such interim report to contain such information as may be required to enable the Facility Agent and the Banks to calculate the ratios contained in Clause 24(vii) as at or during the four quarter period ending on (as the case may be) the last day of the relevant quarter of such financial year and a duly signed certificate by one of its duly authorised officers stating that the covenants set out in Clause 24(vii) were complied with during the four quarter period ending at the end of such quarter;

     (ii) it will promptly give written notice to the Facility Agent of any Event of Default and of any Potential Event of Default or of the occurrence of any such event in relation to a subsidiary as if the references to Borrower in Clause 25 (Events of Default) were references to a subsidiary and if, in such latter case, such event could have a material adverse affect on the ability of any Borrower to perform its obligations under this Agreement, at the same time informing the Facility Agent of any action taken or proposed to be taken by such Borrower in connection therewith;

     (iii) it will not without the Banks' prior written consent create or permit to be created or to subsist and will ensure that none of its subsidiaries will without the Banks' prior written consent create or permit to be created or to subsist any encumbrance on or over the whole or any part of its assets (present or future); Provided that
            (x) the foregoing shall not prohibit any encumbrances upon any Margin Stock; and (y) the Banks hereby consent to (i) encumbrances to secure indebtedness for borrowed money to be created or to subsist over assets and revenues not in excess of 15% of the total consolidated net assets of the Group according to the audited consolidated financial statements of the Group most recently delivered to the Facility Agent pursuant to Clause 24(i)(a), and
            (ii) encumbrances created or consented to by any member of the Group prior to the date of this Agreement Provided that the Principal Company has notified the Facility Agent in writing of such encumbrances providing to the Facility Agent full details thereof, such notice to be received by the Facility Agent not later than the date hereof;

     (iv) it will, if the consent (other than the consent granted pursuant to sub-clause (iii)) of the Banks is required pursuant to sub-clause
            (iii) above and such consent is forthcoming in relation to any encumbrance, create to the satisfaction of the Banks in favour of the Banks (or the Facility Agent on behalf of the Banks) the same encumbrance or such other encumbrance or encumbrances as the Banks in their absolute discretion shall deem not materially less beneficial to them than the encumbrance in respect of which such consent is given to secure, in each case, all sums due and to become due from any Obligor under this Agreement Provided that the foregoing shall not apply to any Margin Stock;

     (v) it will forthwith notify the Facility Agent of any litigation or administrative or arbitration proceedings in or by any court, tribunal, arbitrator or governmental or municipal authority in process, pending or threatened against any member of the Group or any of their respective assets which might have a material adverse effect on the ability of an Obligor to perform its obligations under this Agreement;

     (vi) it will use its best endeavours to obtain and maintain all authorisations, approvals, consents, licenses and exemptions and it will make all necessary filings and registrations as may be required under any applicable law or regulation to enable it to perform its obligations under each Finance Document, or required for the validity or enforceability of each Finance Document and will comply with the terms of the same; and

     (vii) the Principal Company will ensure at all times the consolidated financial condition of the Group, as evidenced by the Principal Company's most recent audited annual consolidated financial statements (adjusted to take account of any changes in circumstances which occur after the date as of which such audited annual consolidated financial statements were prepared), shall be such that the ratio of operating earnings before income taxes plus Net Interest Expense to Net Interest Expense determined on a rolling four quarter average basis is not less than 3.00:1.00.

            The expressions used in this Clause 24(vii) shall have the meaning attributed thereto in the consolidated financial statements of the Group (which shall comply with Clause 24(i) and shall be construed in accordance with generally accepted accounting principles in the Netherlands) but so that "Net Interest Expense" shall equal interest expense minus interest income.

            Finally, "determined on a rolling four quarter average basis", means in relation to the ratio referred to above, such ratio tested at the end of each Quarterly Financial Period by taking the average of such ratios calculated for each of such Quarterly Financial Period and the three immediately preceding Quarterly Financial Periods where "Quarterly Financial Period" means a financial quarter of a financial year of the Principal Company;

     (viii) procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group whose practice is not to self insure;

     (ix) it shall ensure that each of its subsidiaries shall comply with all Environmental Laws and Environmental Permits applicable from time to time to all or any part of its business or assets;

     (x) it shall ensure that each of its subsidiaries shall not allow any circumstances to arise which could lead to a competent authority or a third party taking action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to it or any such subsidiary having to take action to avert the possibility of any such action or claim;

     (xi) within four days of the receipt of notice of the same, give full particulars (and if requested a copy of any written particulars received by the relevant member of the Group) to the Facility Agent of any material notice, order, direction, designation, resolution or proposal having application to all or any part of the its business or assets or that of any of its subsidiaries or to the area in which such business or assets are situate given or made by any planning authority or other public body or authority whatsoever under or by virtue of Environmental Laws or any other statutory power whatsoever or in pursuance of the powers conferred by any other statute whatsoever;

     (xii) if so required by the Facility Agent, without delay and at the cost of the Principal Company, take all reasonable or necessary steps to comply with any such notice or order referred to in Clause 24(xi) above and at the request of any Bank, without delay and at the cost of the Principal Company, make or join with the Facility Agent in making such objection or objections or representations against or in respect of any proposal for such a notice or order as the Facility Agent shall deem expedient; and

     (xiii) nothing contained in this Agreement shall restrict the ability of the Borrower or any of its subsidiaries from selling, pledging or otherwise disposing of any assets which, at the time in question, constitute Margin Stock, or cause or enable any one or more Banks to cause any or all of the Advances or other obligations to become due and payable or to enable any one or more of the Banks to take any of the actions specified in Clause 25.1(a), (b) or (c) below as a result of any such sale, pledge or disposition.

25.  Events of Default

25.1  Events of Default  If:

     (i) any Obligor fails to pay any principal, interest or other sum on the day of the same becoming due and payable pursuant to this Agreement;

     (ii) any representation, warranty or statement made or (deemed to be) repeated by any Obligor in this Agreement or in any certificate, statement, opinion or other document contemplated hereby proves to be untrue or incorrect in a respect which is, in the opinion of an Instructing Group, material at the time such certificate statement, opinion or document is made or repeated (or deemed to be made or repeated) or expressed; or

     (iii) any Obligor defaults in the due performance or observance of any undertaking or obligation on its part contained in or pursuant to this Agreement and, if such default is capable of remedy, the same shall not have been remedied to the satisfaction of the Facility Agent (after consultation with an Instructing Group,) within fourteen days thereafter; or

     (iv) there shall have occurred the liquidation of any of the Obligors or any Material Subsidiary or any order is made or resolution, law or regulation passed or other action taken (including the making of any application to any court or other relevant authority) for or with a view to the liquidation of any Obligor or any Material Subsidiary or any Obligor or any Material Subsidiary shall otherwise enter into liquidation; or

     (v) any Obligor or any Material Subsidiary petitions or applies to any court, tribunal or other body or authority for the appointment of, or there shall otherwise be appointed, any administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer of any Obligor or any Material Subsidiary or of all or any part of the assets of any Obligor or any Material Subsidiary; or

     (vi) any Obligor or any Material Subsidiary applies for a (temporary) moratorium or suspension of payments or for an arrangement with its creditors or for any proceedings or arrangement by which the assets of any Obligor or any Material Subsidiary are submitted to the control of its creditors or any Obligor or any Material Subsidiary otherwise threatens, proposes or declares any moratorium on its debts or any class of its debts; or

     (vii) any Obligor or any Material Subsidiary becomes, or is declared by any competent authority to be, insolvent or admits in writing its inability to pay its debts as they fall due or is or becomes subject to or applies for any bankruptcy proceedings or starts negotiations with its creditors for a restructuring of its debt; or

     (viii) any Obligor without the written consent of the Facility Agent on behalf of the Banks ceases or threatens to cease its business as presently conducted or if any Obligor or any other member of the Group sells, leases, transfers or otherwise disposes of the whole or any Substantial part of its assets (other than Margin Stock) exceeding a value equalling a Substantial part of the assets on a consolidated basis of the Principal Company whether by one transaction or a series of related transactions without the prior written consent of the Banks; or

     (ix) any other indebtedness of any Obligor or any Material Subsidiary for or in respect of any borrowed moneys which, when aggregated with the amount of all other borrowed monies to which this Clause 25.1(ix) applies, exceed $25,000,000 (or its equivalent) (save, in respect of any guarantee, where liability under such guarantee is being contested by such Obligor or any Material Subsidiary in good faith) is not paid when due for payment (or within any stated applicable period of grace) or is found not to have been so paid or becomes due and payable or capable of being declared due and payable prior to its stated date of payment or, if payable on demand, shall not be paid when demanded Provided that if such other indebtedness is held by any Bank (or any affiliate thereof) and was declared to be due and payable or became capable of being declared due and payable prior to its stated date of payment, in any case, in circumstances which would not have occurred but for a default by either of the Borrowers or one or more of its subsidiaries in complying with a restriction contained in the documentation governing such indebtedness on the ability of such Borrower or such subsidiary to sell, pledge or otherwise dispose of Margin Stock, then neither such declaration (or any failure to pay based on any such declaration) or such becoming capable of being declared due and payable shall constitute a Potential Event of Default or Event of Default; or

     (x) any Obligor or any Material Subsidiary defaults under any mortgage, charge, pledge, lien or other encumbrance or other security interest upon the whole or any part of the assets of such Obligor or any Material Subsidiary and the same accordingly becomes enforceable; or

     (xi) all or any Substantial part of the assets of any Obligor or any Material Subsidiary are attached or distrained upon or becomes subject to any order or court or other process for execution and such attachment, distraint, order or process remains in effect and not discharged for 30 days; or

     (xii) any consent of the Dutch authorities or the authorities of any other relevant jurisdiction required for the validity, enforceability or legality of this Agreement or the performance thereof ceases to be or is not for any reason in full force and effect or such performance becomes unlawful; or

     (xiii) the whole or any part of the assets, revenues or share capital of any Obligor or any Material Subsidiary having a value which, when aggregated with the value of all other assets to which this Clause 25.1(xiii) applies, equals or exceeds 15% of the consolidated net assets of the Principal Company, is expropriated or nationalised by any government; or

     (xiv) any US Obligor shall (i) file a petition to take advantage of any insolvency act; (ii) file a petition or answer seeking reorganisation or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States or any state; or (iii) by appropriate proceedings of the board of directors, or the general or limited partners or other governing body of any US Obligor, authorize the filing of any such petition, making of such assignment or commencement of such a proceeding; or

     (xv) in respect of any US Obligor a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any US Obligor or of the whole or any substantial part of its properties, or approve a petition filed against any US Obligor seeking reorganization or arrangement or similar relief under the Federal Bankruptcy

            Code or any other applicable law or statute of the United States or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any US Obligor or of the whole or any substantial part of its properties; or if there is commenced against any US Obligor any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty days; or if any US Obligor by any act indicates its consent to or approval of any such proceeding or petition; or

     (xvi) with respect to any Obligor or any ERISA Affiliate thereof, an ERISA Event shall occur with respect to an Employee Plan and there shall result from such ERISA Event a liability which, individually or in the aggregate, has a material adverse effect upon the financial condition of such Obligor, then, and in any such case and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the
Borrowers:

          (a) declare the Advances to be immediately due and payable (in the case of an Event of Default specified in paragraphs (i) - (xi), and (xiii) - (xv) above) or due and payable within seven days of demand of the Facility Agent (in any other case) (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

          (b) require the relevant Borrower to procure that the obligations of each of the Banks in respect of each Letter of Credit are promptly reduced to zero or provide 100% cash security (in the currency in which such Letter of Credit is denominated) in a manner acceptable to each Bank in respect thereof (whereupon the relevant Borrower shall do so); and/or

          (c) declare that the Facilities shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero

(Provided, however, that notwithstanding the above, if there shall occur an Event of Default under Clause 25.1(xiv) or Clause 25.1(xv) then the obligations of the Banks to lend hereunder shall automatically terminate and any and all of the Advances and other obligations shall be immediately due and payable without any action by the Facility Agent or any Bank).

25.2 Facilities Due on Demand If, pursuant to Clause 25.1 (Events of Default), the Facility Agent declares the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with, in the case of payments in respect of Advances, accrued interest thereon and any other sums then owed by the Obligors hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

                                    PART 11

                                   GUARANTEE

26.   Guarantee and Indemnity

26.1 Guarantee: Principal Company The Principal Company irrevocably and unconditionally guarantees to the Agents, the Arrangers and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of each other Obligor under this Agreement and agrees to pay to the Facility Agent for its account or for the account of the Banks, the Arrangers and the other Agents from time to time on demand any and every sum or sums of money which any such other Obligor is at any time liable to pay to the Agents, the Arrangers and the Banks or any of them under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made.

26.2 Indemnity: Principal Company The Principal Company irrevocably and unconditionally agrees as a primary obligation to indemnify the Agents, the Arrangers and the Banks from time to time on demand by the Facility Agent from and against any loss incurred by the Agents, the Arrangers and the Banks or any of them as a result of any of the obligations of any other Obligor under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against such Obligor for any reason whatsoever, whether or not known to the Agents, the Arrangers and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Obligor.

26.3 Guarantee: Ahold USA Ahold USA irrevocably and unconditionally guarantees to the Agents, the Arrangers and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Principal Company contained in this Agreement and agrees to pay to the Facility Agent for its account or for the account of the Banks, the Arrangers and the other Agents from time to time on demand any and every sum or sums of money which the Principal Company is at any time liable to pay to the Agents, the Arrangers and the Banks or any of them under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made.

26.4 Indemnity: Ahold USA Ahold USA irrevocably and unconditionally agrees as a primary obligation to indemnify the Agents, the Arrangers and the Banks from time to time on demand by the Facility Agent from and against any loss incurred by the Agents, the Arrangers and the Banks or any of them as a result of any of the obligations of the Principal Company under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against the Principal Company for any reason whatsoever, whether or not known to the Agents, the Arrangers and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Principal Company.

26.5 Additional Security The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which the Agents, the Arrangers and the Banks or any of them may at any time hold in respect of any obligations of any Obligor hereunder.

26.6 Continuing Obligations The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of any Obligor under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by each Obligor hereunder and total satisfaction of all the Obligors' actual and contingent obligations hereunder.

26.7 Obligations not Discharged Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of such Guarantor upon the Agents, the Arrangers and the Banks or any of them by this Agreement or by law shall be discharged, impaired or otherwise affected by:

     (a) the winding-up, dissolution, administration or re-organisation of any other Obligor or any other person or any change in its status, function, control or ownership;

     (b) any of the obligations of any other Obligor or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     (c) time or other indulgence being granted or agreed to be granted to any other Obligor in respect of its obligations hereunder or under any such other security;

     (d) any amendment to, or any variation, waiver or release of, any obligation of any other Obligor hereunder or under any such other security;

     (e) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any other Obligor's obligations hereunder;

     (f) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any other Obligor's obligations hereunder; or

     (g) any other act, event or omission which, but for this Clause 26.7, might operate to discharge, impair or otherwise affect any of the obligations of such Obligor herein contained or any of the rights, powers or remedies conferred upon the Agents, the Arrangers and the Banks or any of them by this Agreement or by law.

26.8 Settlement Conditional Any settlement or discharge between the Guarantors and the Agents, the Arrangers and the Banks or any of them shall be conditional upon no security or payment to the Agents, the Arrangers and the Banks or any of them by any Obligor or any other person on behalf of such Obligor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Agents, the Arrangers and the Banks shall each be entitled to recover the value or amount of such security or payment from such Guarantor subsequently as if such settlement or discharge had not occurred.

26.9 Exercise of Rights Neither the Agents, the Arrangers and the Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by this Agreement or by law:

     (a)  to make any demand of any other Obligor;

     (b) to take any action or obtain judgment in any court against any other Obligor;

     (c) to make or file any claim or proof in a winding-up or dissolution of any other Obligor; or

     (d) to enforce or seek to enforce any other security taken in respect of any of the obligations of any other Obligor hereunder.

26.10 Deferral of Borrowers' Rights Each Guarantor agrees that, so long as any amounts are or may be owed by any other Obligor hereunder or any other Borrower is under any actual or contingent obligations hereunder, such Guarantor shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:

     (a)  to be indemnified by any other Obligor; and/or

     (b) to claim any contribution from any other Obligor or any other guarantor of any other Obligor's obligations hereunder; and/or

     (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agents, the Arrangers and the Banks hereunder or of any other security taken pursuant to, or in connection with, this Agreement by all or any of the Agents, the Arrangers and the Banks.

26.11 Suspense Accounts All moneys received, recovered or realised by a Bank by virtue of Clause 26.1 (Guarantee: Principal Company) or Clause 26.3 (Guarantee: Ahold USA) or Clause 26.2 (Indemnity: Principal Company) or Clause
26.4 (Indemnity) may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by any of the Obligors to such Bank hereunder.

                                    PART 12

                         DEFAULT INTEREST AND INDEMNITY

27.   Default Interest and Indemnity

27.1 Default Interest Periods If any sum due and payable by any of the Obligors hereunder (other than in relation to a Swing-Line Advance) is not paid on the due date therefor in accordance with the provisions of Clause 29 (Payments) or if any sum due and payable by any of the Obligors under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period shall be of such duration (not exceeding three months) as the Facility Agent may select (except as otherwise provided in this Clause 27).

27.2 Default Interest During each such period relating thereto as is mentioned in Clause 27.1 (Default Interest Periods) an unpaid sum referred to in Clause
27.1 shall bear interest at the rate per annum which is the sum from time to time of two per cent., the Margin and LIBOR determined in respect of such unpaid sum for such period Provided that:

     (a) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to each part of any unpaid sum owed to any Bank shall be the sum from time to time of two per cent., the Margin and the rate per annum (rounded upwards to the nearest four decimal places) notified (together with reasonable evidence that such rate is applicable) by such Bank to the Facility Agent (who shall notify the Borrower thereof) before the last day of such period to be that which expresses as a percentage rate per annum the cost to it of funding from whatever source it may select its portion of such unpaid sum for such period; and

     (b) if such unpaid sum is all or part of a Revolving Credit or Short-Term Advance which became due and payable on a day other than the last day of the Term thereof, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two per cent. the rate which would have been applicable to it had it not so fallen due.

27.3 Swing-Line Default Interest If any sum due and payable by the Borrower hereunder in respect of a Swing-Line Advance is not paid on the due date therefor in accordance with the provisions of Clause 29 (Payments) or if any sum due and payable by the Borrower under any judgment of any court in connection with any Swing-Line Advance is not paid on the date of such judgment, then interest shall accrue on such sum on each day (a "relevant day") from and including the due date thereof or the date of such judgment (as the case may be ) until (but excluding) the date of actual payment at a rate per annum (as determined by the Swing-Line Agent at 11.00 a.m. on each such relevant day) equal to the sum of two per cent. and the greater of:

     (i)  the Prime Rate for such relevant day; and

     (ii) the sum of the Federal Funds Rate for such relevant day and the Swing-Line Margin.

27.4 Payment of Default Interest Any interest which shall have accrued under Clause 27.2 (Default Interest) and Clause 27.3 (Swing-Line Default Interest) in respect of any sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other date or dates as the Facility Agent may specify by written notice to such Obligor.

27.5 Broken Periods If any Bank or the Facility Agent on its behalf receives or recovers all or any part of an Advance made by such Bank otherwise than on the last day of the Term thereof, the Obligor to whom such Advance was made shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (b) the amount of interest which in the opinion of the Facility Agent would have been payable to the Facility Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of the Term thereof.

27.6 The Principal Company's Indemnity The Principal Company undertakes to indemnify:

     (a) each of the Agents, the Arrangers and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any payment default by any of the Obligors hereunder;

     (b) each Agent against any loss it may suffer as a result of its entering into, or performing, any foreign exchange contract for the purposes of
          Part 13; and

     (c) each Bank against any loss it may suffer as a result of its funding an Advance requested by any of the Borrowers hereunder but not made by reason of the operation of any one or more of the provisions hereof.

27.7 Unpaid Sums as Advances Any unpaid sum shall (for the purposes of this Clause 27 and Clause 20.1 (Increased Costs)) be treated as an advance and accordingly in this Clause 27 and Clause 20.1 (Increased Costs) the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 20.1 (Default Interest Periods).

                                    PART 13

                                    PAYMENTS

28.  Currency of Account and Payment

28.1 Currency of Account The dollar is the currency of account and payment for each and every sum at any time due from any of the Obligors hereunder Provided that:

     (a) each repayment of an Advance or a part thereof shall be made in the currency in which such Advance is denominated at the time of that repayment;

     (b) each payment in respect of a Letter of Credit shall be made in the currency in which such Letter of Credit is denominated;

     (c) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

     (d) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

     (e) each payment pursuant to Clause 18.2 (Tax Indemnity) or Clause 20.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder; and

     (f) any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

28.2 Currency Indemnity If any sum due from any of the Obligors under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against such Obligor, (b) obtaining an order or judgment in any court or other tribunal or
(c) enforcing any order or judgment given or made in relation hereto or if any such sum is paid in the second currency, the Principal Company shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

29.  Payments

29.1 Payments to the Agents On each date on which this Agreement requires an amount to be paid by any Obligor or any of the Banks hereunder, such Obligor or, as the case may be, such Bank shall make the same available to the Facility Agent or, in the case of an amount to be paid in an Optional Currency, the Multicurrency Facility Agent:

     (a) where such amount is denominated in dollars, by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the Facility Agent's account number 323510027 with The Chase Manhattan Bank, New York, N.Y., United States of America under account name Ahold USA Holdings, Inc. and ABA

          Number 021000021 (or such other account or bank as the Facility Agent may have specified for this purpose); or

     (b) where such amount is denominated in an Optional Currency, by payment in such Optional Currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial centre of the country of such Optional Currency as the Multicurrency Facility Agent shall have specified for this purpose.

Any payment received by any Agent from any Obligor in accordance with the foregoing shall, without prejudice to such Agent's or any Bank's rights to reclaim or reassert its rights to payment from the Obligors of any amount which such Agent or such Bank is required to repay to the Obligors for any reason, constitute fulfilment by the Obligors of its obligation to make such payment hereunder.

29.2 Alternative Payment Arrangements If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any or all of the Obligors to make any payments hereunder in the manner specified in Clause
29.1 (Payments to the Agents), then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder Provided that, in the absence of any such agreement with any Bank, such Obligor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank shall immediately notify the appropriate Agent thereof and shall thereafter promptly notify such Agent of all payments made direct to such Bank.

29.3 Payments by the Agents Save as otherwise provided herein, each payment received by any Agent for the account of another person pursuant to Clause 29.1 (Payments to the Agents) shall:

     (a) in the case of a payment received for the account of any Obligor, be made available by such Agent to such Obligor by application:

          (i) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Obligor hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

          (ii) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment as such Obligor shall have previously notified to such Agent for this purpose; and

     (b) in the case of any other payment, be made available by such Agent to the person for whose account such payment was received (in the case of a Bank, for the account of its relevant Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to such Agent.

29.4 Payments under the Short-Term Advances Facility In the case of the acceptance of an offer pursuant to Clause 11 (Acceptance of Offers) for Short-Term Advances the provisions of Clause 29.1 (Payments to the Agents) shall not apply to the making of the relevant Short-Term Advance by the relevant Bank or the repayment thereof or the payment of any interest thereon on or prior to its Repayment Date. All such payments shall be paid directly to the relevant Obligor by the relevant Bank or, as the case may be, by the relevant Obligor to the relevant

Bank, in each case, in such manner as the relevant Obligor and the relevant Bank shall agree. The relevant Bank shall promptly notify the Short-Term Advances Agent if any payment referred to in this Clause 29.4 is not met in full on its due date specifying the amount and currency of any shortfall.

29.5 No Set-off All payments required to be made by any of the Obligors hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

29.6 Clawback Where a sum is to be paid hereunder to an Agent for account of another person, such Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract were so made available shall on request refund the same to such Agent together with an amount sufficient to indemnify such Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

30.  Set-off

30.1 Contractual Set-off Each of the Obligors authorises each Bank to apply and each Bank shall be entitled to set-off any credit balance to which such Obligor is entitled on any account of such Obligor with that Bank in satisfaction of any sum due and payable from such Obligor to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

30.2 Set-off not Mandatory No Bank shall be obliged to exercise any right given to it by Clause 30.1 (Contractual Set-off).

31.  Sharing

31.1 Redistribution of Payments Subject to Clause 31.3 (Recoveries Through Legal Proceedings), if, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by any of the Obligors for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

     (a) such Recovering Bank shall pay to the relevant Agent an amount equal to such excess amount;

     (b) there shall thereupon fall due from such Obligor to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

     (c) such Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (a) above as if such amount had been received by it from such Obligor in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to paragraph (a)(i) of Clause 29.3 (Payments by the Agents) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

31.2 Repayable Recoveries If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any of the Obligors becomes repayable and is repaid by such Recovering Bank, then:

     (a) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 31.1 (Redistribution of Payments) shall, upon request of the relevant Agent, pay to such Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

     (b) there shall thereupon fall due from such Obligor to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

31.3 Recoveries Through Legal Proceedings If any Bank shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Banks and, as a result thereof or in connection therewith, shall receive any excess amount (as defined in Clause 31.1 (Redistribution of Payments)), then such Bank shall not be required to share any portion of such excess amount with any Bank which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

                                    PART 14

                            FEES, COSTS AND EXPENSES

32.   Fees

32.1 Facility Fee The Principal Company shall pay to the Facility Agent for account of each Bank a facility fee on the amount of the Total Commitments from time to time during the period (the "relevant period") beginning on the date hereof and ending on the Termination Date, such facility fee to be calculated:

     (i) in respect of the period commencing on the date hereof and ending on the date which is the fifth anniversary of the date hereof, at the rate of 0.10 per cent. per annum; and

     (ii) thereafter, at the rate of 0.1125 per cent. per annum.

and to be payable in arrear on the last day of each successive period of three months which ends during the relevant period and on the Termination Date.

32.2 Participation Fee The Principal Company shall pay to the Facility Agent for the account of the Arrangers and the Banks the fees specified in the mandate letter signed by the Borrower on 18 November 1996 at the times, and in the amounts, specified in such letter.

32.3 Agency Fee The Principal Company shall pay to the Facility Agent for its own account the agency fees specified in the letter of even date herewith from the Facility Agent to the Principal Company at the times, and in the amounts, specified in such letter.

33.   Costs and Expenses

33.1 Transaction Expenses The Principal Company shall, on demand of the Facility Agent, reimburse each of the Agents and the Arrangers for all reasonable legal and out-of-pocket costs and expenses (including printing and publicity costs) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions herein contemplated.

33.2 Preservation and Enforcement of Rights The Principal Company shall, from time to time on demand of the Facility Agent, reimburse each of the Agents, the Arrangers and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of any of the Agents, the Arrangers and the Banks under this Agreement.

33.3 Stamp Taxes The Principal Company shall pay all stamp, registration and other taxes to which this Agreement is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify each of the Agents, the Arrangers and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

33.4 Agents' Costs The Principal Company shall, from time to time on demand of the Facility Agent (and without prejudice to the provisions of Clause 33.2 (Preservation and Enforcement of Rights) and Clause 38.2 (Amendment Costs)) compensate each of the Agents at such daily and/or hourly rates as such Agent shall from time to time reasonably determine for the time and expenditure, all costs and expenses (including telephone, fax, copying, travel and personnel costs) incurred by such Agent in connection with its taking such action as it may deem appropriate or in complying with any instructions from an Instructing Group or any request by the Borrowers or any of them in connection with:

     (a) the granting or proposed granting of any waiver or consent requested hereunder by the Borrowers or any of them;

     (b) any actual, potential or suspected breach by the Borrowers or any of them of its obligations hereunder;

     (c) the occurrence of any event which is an Event of Default or a Potential Event of Default; or

     (d) any amendment or proposed amendment hereto requested by the Borrowers or any of them.

33.5 Banks' Liabilities for Costs If the Principal Company fails to perform any of its obligations under this Clause 33, each Bank shall, in its Proportion, indemnify each of the Agents and the Arrangers against any loss incurred by either of them as a result of such failure and the Principal Company shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 33.5.

                                    PART 15

                               AGENCY PROVISIONS

34.   The Agents, the Arrangers and the Banks

34.1 Appointment of the Agents Each of the Arrangers and the Banks hereby appoints each of the Agents, and each of the Agents hereby appoints the Facility Agent, to act as its agent in connection herewith and authorises such Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to such Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

34.2  Agent's Discretions  Each Agent may:

     (a)  assume that:

          (i) any representation made by any of the Borrowers in connection herewith is true;

          (ii)   no Event of Default or Potential Event of Default has occurred;

          (iii) none of the Borrowers is in breach of or default under its obligations hereunder; and

          (iv) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised unless such Agent has, in its capacity as agent hereunder, actual knowledge of or received actual notice to the contrary from any other party hereto;

     (b) assume that the Facility Office or, as the case may be, each Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace any such Facility Office and act upon any such notice until the same is superseded by a further such notice;

     (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

     (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Obligors upon a certificate signed by or on behalf of such Obligor;

     (e)  rely upon any communication or document believed by it to be genuine;

     (f) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

     (g) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

34.3  Agent's Obligations  Each Agent shall:

     (a) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from any of the Obligors hereunder;

     (b) promptly notify each Bank of the occurrence of any Event of Default or any default by any of the Borrowers in the due performance of or compliance with its obligations under this Agreement of which such Agent has actual knowledge or received actual notice from any other party hereto;

     (c) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and all of the Banks; and

     (d) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder unless such right, power or discretion is vested in such Agent in its individual capacity hereunder or is a right, power or discretion that may be exercised against the Arrangers, any other Agent, the Banks or any of them.

34.4 Excluded Obligations Notwithstanding anything to the contrary expressed or implied herein, neither any Agent nor any of the Arrangers shall:

     (a)  be bound to enquire as to:

          (i) whether or not any representation made by any of the Borrowers in connection herewith is true;

          (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default;

          (iii) the performance by any of the Borrowers of its obligations hereunder; or

          (iv) any breach of or default by any of the Borrowers of or under its obligations hereunder;

     (b) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

     (c) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

     (d) be under any obligations or fiduciary duties other than those for which express provision is made herein.

34.5 Indemnification Each Bank shall, in its Proportion, from time to time on demand by any Agent, indemnify such Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which such Agent may incur in acting in its capacity as agent hereunder to the extent the same are not paid by any of the Obligors. Each Bank shall, following any payment made by it under this Clause 34.5, be entitled to recover from an Agent any amount which it establishes has been paid by it to such Agent pursuant to this Clause 34.5 in respect of costs, claims, losses, expenses (including legal fees) and liabilities incurred by such Agent as a result of such Agent's own gross negligence or wilful misconduct in acting in its capacity as agent hereunder.

34.6 Exclusion of Liabilities None of the Agents and the Arrangers accepts any responsibility for the accuracy and/or completeness of any information supplied by any of the Borrowers in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and none of the Agents and the Arrangers shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

34.7 No Actions Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of any Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 34.6 (Exclusion of Liabilities).

34.8 Business with the Group Each of the Agents and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

34.9 Resignation Each Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for such Agent is appointed in accordance with the succeeding provisions of this Clause 34.

34.10 Removal of Agent An Instructing Group may remove any Agent from its appointment hereunder as Agent at any time by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto provided that no such removal shall be effective until a successor for such Agent is appointed in accordance with the succeeding provisions of this Clause 34.

34.11 Successor Agent If an Agent gives notice of its resignation pursuant to Clause 34.9 (Resignation), then any reputable and experienced bank or other financial institution may be appointed as a successor to such Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, such Agent may appoint such a successor itself.

34.12 New Agent If an Instructing Group removes an Agent from its appointment hereunder pursuant to Clause 34.10 (Removal of Agent), then any reputable and experienced bank or other financial institution may be appointed, after consultation with the Principal Company, as a successor to such Agent by an Instructing Group.

34.13 Rights and Obligations If a successor to an Agent is appointed under the provisions of Clause 34.11 (Successor Agent) or Clause 34.12 (New Agent), then
(a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 34 and
(b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

34.14 Own Responsibility It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Borrower and the Group and, accordingly, each

Bank warrants to each of the Agents and the Arrangers that it has not relied on and will not hereafter rely on any of the Agents and the Arrangers:

     (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any of the Borrowers in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by any Agent or Arranger); or

     (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

34.15 Separation of Departments In acting as Agent and/or Arranger for the Banks, the agency department of each of the Agents and the Arrangers shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 34, in the event that an Agent or, as the case may be, an Arranger should act for any member of the Group in any capacity in relation to any other matter, any information given by such member of the Group to such Agent or, as the case may be, such Arranger in such other capacity may be treated as confidential by such Agent or, as the case may be, such Arranger and shall not constitute actual knowledge of any matter for the purposes of Clause 34.2.

34.16 The Short-Term Advances Agent Ahold USA hereby appoints the Short-Term Advances Agent to act as its agent in connection with this Agreement and authorises the Short-Term Advances Agent to exercise such rights, powers and discretions as are specifically delegated to the Short-Term Advances Agent by the terms of this Agreement together with all such rights, powers and discretions as are reasonably incidental thereto.

34.17 Exoneration of Short-Term Advances Agent The Short-Term Advances Agent shall comply with the obligations expressly undertaken by it hereunder Provided that the accidental failure by the Short-Term Advances Agent to give any notice to any Bank of a Short-Term Advances Request delivered to it hereunder or to give any notice to Ahold USA of any offer for Short-Term Advances received by it hereunder shall not constitute a breach of the Short-Term Advances Agent's obligations hereunder nor shall any other party hereto be entitled to require such failure to be rectified after the latest time for the giving of the relevant notice hereunder.

34.18 Indemnity Ahold USA shall, on demand by the Short-Term Advances Agent, indemnify the Short-Term Advances Agent against any and all reasonable costs, claims, expenses (including reasonable legal fees) and liabilities which the Short-Term Advances Agent may incur, otherwise than by reason of its own negligence or wilful misconduct, in acting in its capacity as Short-Term Advances Agent under this Agreement.

                                    PART 16

                           ASSIGNMENTS AND TRANSFERS

35.   Assignments and Transfers

35.1 Binding Agreement This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

35.2 No Assignments and Transfers by the Obligors None of the Obligors shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

35.3 Assignment and Transfers by Banks Any Bank may, at any time, assign all or (subject to the proviso below) any of its rights and benefits hereunder or transfer in accordance with Clause 35.5 all or any of its rights, benefits and obligations hereunder (i) to any holding company, any of its wholly-owned subsidiaries or any affiliate or (ii) with the prior written consent of the Principal Company (not to be unreasonably withheld or delayed) to any other person provided that (without prejudice to a Bank's right to assign and/or transfer all of its rights, benefits and obligations hereunder in accordance with this Clause 35.3) a Bank shall be entitled to assign and/or transfer part of its Participation hereunder only in an amount equal to or exceeding $10,000,000 and then only if it retains a Participation of not less than $25,000,000.

35.4 Assignments by Banks If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 35.3 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with the Principal Company, the Agents, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agents, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto. The Assignee shall be responsible for giving notice of the assignment to the relevant Obligors.

35.5 Transfers by Banks If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 35.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to and signature by the Facility Agent on behalf of the Obligors (and each of the Obligors hereby irrevocably appoints the Facility Agent as its agent for the purposes of such delivery and signature of any Transfer Certificate) of a duly completed and duly executed Transfer Certificate in which event it is hereby irrevocably agreed by each of the Obligors in advance that, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to and signature by the Facility Agent on behalf of the Obligors (which signature the Facility Agent agrees to complete promptly upon receipt of the relevant Transfer Certificate in accordance with this Clause 35):

     (a) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder each of the Obligors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 35.5 as "discharged rights and obligations");

     (b) each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

     (c)  the Agents, the Arrangers, such Transferee and the other
          Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer;

     (d) such Transferee shall become a party hereto as a "Bank" and will also be deemed to have appointed the Agents as its Agent in accordance with the terms of this Agreement; and

     (e) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its Commitment, the Transferee shall replace such Bank in respect of any relevant Letter of Credit.

Receipt of a Transfer Certificate by the Facility Agent shall also constitute notice to the Obligors as required by Dutch law and each party hereto hereby irrevocably authorises and instructs the Facility Agent to receive each such notice on its behalf and irrevocably agrees that each such notice to be given to such party may be given to the Facility Agent as representative of such party.

35.6 Transfer Fee On the date upon which a transfer takes effect pursuant to Clause 35.5 (Transfers by Banks) the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of $1,000. All costs of any transfer of any Bank's rights, benefits and obligations hereunder to any Transferee (including, without limitation, any stamp duty) shall be for the account of such Bank.

35.7 Excess Amounts If any Bank assigns or transfers any of its rights, benefits and obligations hereunder or changes its Facility Office and there arises (by reason of circumstances existing at the date of such assignment or transfer or which are not existing at such date but which are scheduled to take effect or in respect of which there is a general consensus that they will take effect after the date thereof) an obligation on the part of a Borrower to such Bank or its assignee or transferee or any other person any amount in excess of the amount it would have been obliged to pay but for such assignment, transfer or change, then such Borrower shall not be obliged to pay the amount of such excess.

35.8 Disclosure of Information Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and the Group as such Bank shall consider appropriate.

                                    PART 17

                                 MISCELLANEOUS

36.   Calculations and Evidence of Debt

36.1 Basis of Accrual Interest and the facility fee shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, if market practice differs, in accordance with market practice) and the actual number of days elapsed.

36.2 Accrual of Letter of Credit Commission Letter of credit commission in respect of any Letter of Credit, and any period of the Term thereof determined pursuant to Clause 6 (Letters of Credit Fees and Fronting Fee), shall be calculated on the basis of a year of 360 days and the actual number of days in such period.

36.3 Quotations If on any occasion a Reference Bank or Bank fails to supply any Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to such Agent.

36.4 Evidence of Debt Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

36.5 Control Accounts The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance made or arising hereunder (and the name of the Bank to whom such sum relates and each Bank's share therein) and the face amount of any Letter of Credit issued (and each Bank's share therein) as the case may be, (b) the amount of all principal, interest and other sums due or to become due from any of the Borrowers to any of the Banks hereunder and each Bank's share therein and (c) the amount of any sum received or recovered by any Agent hereunder and each Bank's share therein. The Facility Agent shall, upon request of any Borrower, deliver to such Borrower statements of the accounts referred to in this Clause 36.5.

36.6 Prima Facie Evidence In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 36.4 (Evidence of Debt) and Clause 36.5 (Control Accounts) shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded.

36.7 Certificates of Banks A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 18.1 (Tax Gross-up) or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 18.2 (Tax Indemnity) or Clause 20.1 (Increased Costs) or Clause 27.5 (Broken Periods) or Clause 28.2 (Currency Indemnity) shall be conclusive evidence for the purposes of this Agreement save in the case of manifest error.

36.8 Agents' Certificates A certificate of any Agent as to the amount at any time due from any Borrower hereunder or the amount which, but for any of the obligations of any Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Part 11 (Guarantee).

37.   Remedies and Waivers, Partial Invalidity

37.1 Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

37.2 Partial Invalidity If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

38.   Amendments

38.1 Amendments With the prior written consent of an Instructing Group, the Facility Agent and the Principal Company may from time to time enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of all or any of the Agents, the Arrangers and the Banks or of any Obligor hereunder, and, at the request of the Principal Company with the prior consent of an Instructing Group, the Facility Agent on behalf of the other Agents, the Arrangers and the Banks may execute and deliver to the Principal Company a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Facility Agent may specify in such instrument, any of the requirements of this Agreement or any Event of Default or Potential Event of Default and its consequences Provided, however, that:

     (i) no such waiver and no such amendment, supplement or modification shall without the prior consent of all the Banks:

          (a) amend or modify the definitions of Additional Borrower, Instructing Group, Margin, Swing-Line Margin or Termination Date;

          (b) amend, modify or waive any provision which requires the prior written consent of the Banks, Clause 32 (Fees), Clause 35.2 (No Assignments and Transfers by the Obligors) or this Clause 38;

          (c) change the principal or currency of any Advance or Letter of Credit or extend the Term thereof;

          (d) decrease the amount of, or change the currency of or extend the date for any payment of interest, fees or any other amount payable to all or any of the Agents, the Arrangers and the Banks hereunder;

          (e)  increase the amount of the Total Commitments; or

          (f) release any Guarantor from all or any of its obligations hereunder;

     (ii) notwithstanding any other provision hereof, the Facility Agent shall not be obliged to agree to any such waiver, amendment, supplement or modification if the same would:

          (a)  amend, modify or waive any provision of this Clause 38; or

          (b) otherwise amend, modify or waive any of the Agents' or the Arrangers' rights hereunder or subject any Agent or, as the case may be, any Arranger to any additional obligations hereunder; and

     (iii) the Facility Agent shall promptly notify the Banks of any written amendments, supplements or modifications hereto which have been made with the consent of an Instructing Group and the Borrower.

38.2 Amendment Costs If the Principal Company requests any amendment, supplement, modification or waiver in accordance with Clause 38.1, then the Principal Company shall, on demand of the Facility Agent, reimburse the Facility Agent for all reasonable costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by the Facility Agent in the negotiation, preparation and execution of any written instrument contemplated by Clause 38.1.

39.   Notices

39.1 Communications in Writing Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telefax or letter Provided that the Borrowers shall indemnify each of the Agents, the Arrangers and the Banks against any cost, claims, loss, expense (including legal fees) or liability together with any VAT thereon which any of them may sustain or incur as a consequence of any telefax communication originating from any Borrower not being actually received by or delivered to the intended recipient thereof or any telefax communication purporting to originate from any Borrower being made or delivered fraudulently.

39.2 Delivery Any communication or document (unless made by telefax or telephone) to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that:

     (a) any communication or document to be made or delivered to any Agent shall be effective only when received by such Agent and then only if the same is expressly marked for the attention of the department or officer identified with such Agent's signature below (or such other department or officer as such Agent shall from time to time specify for this purpose); and

     (b) any communication or document to be made or delivered to any Bank having more than one Facility Office shall (unless such Bank has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to such Bank at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its main Facility Office.

39.3 Communications by telephone or telefax Where any provision of this Agreement specifically contemplates telephone or telefax communication made by one person to another, such communication shall be made to that other person at the relevant telephone number specified by it from time to time for the purpose and shall be deemed to have been received when made (in the case of any communication by telephone) or when transmission of such telefax communication has been completed (in the case of any telecommunication by telefax). Each such telefax communication, if made to any Agent by a Borrower shall be signed by the person or persons authorised by such Borrower in the certificate delivered pursuant to the Third Schedule and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by such Agent to such Borrower.

39.4| English Language Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

                                    PART 18

                              LAW AND JURISDICTION

40.   Law and Jurisdiction

40.1 Dutch Law This Agreement shall be governed by, and shall be construed in accordance with, laws of The Netherlands.

40.2 English Courts Each of the parties hereto irrevocably agrees for the benefit of each of the Agents, the Arrangers and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

40.3 Dutch Courts Each of the Obligors irrevocably agrees for the benefit of each of the Agents, the Arrangers and the Banks that the competent courts of Amsterdam, The Netherlands shall have jurisdiction to hear and determine any suit, action or Proceeding, and to settle any Disputes and, for such purposes, irrevocably submits to the jurisdiction of such courts.

40.4 New York Courts Each of the Obligors irrevocably agrees that the courts of the State of New York and the courts of the United States of America, in each case sitting in the County of New York, shall have jurisdiction to hear and determine any Proceedings and to settle any Disputes and, for such purposes, irrevocably submits to the jurisdiction of such courts.

40.5 Appropriate Forum Each of the Obligors irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 40.2 (English Courts), Clause 40.3 (Dutch Courts) and Clause 40.3 (New York Courts) being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

40.6 Service of Process Each of the Obligors agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered
(i) in connection with any suit, action or proceeding in England, to Legibus Secretaries Limited at 200 Aldersgate Street, London EC1A 4JJ and (ii) in connection with any suit, action or proceeding in New York, to CT Corporation System at 1633 Broadway, New York N.Y. 10019, United States of America. If the appointment of the person mentioned in this Clause 40.6 ceases to be effective each Obligor shall immediately appoint a further person in England or, as the case may be, New York to accept service of process on its behalf in England or, as the case may be, New York and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such a person by notice to such Obligor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

40.7 Non-exclusive Submissions The submission to the jurisdiction of the courts referred to in Clause 40.2 (English Courts), Clause 40.3 (Dutch Courts) and Clause 40.4 (New York Courts) shall not (and shall not be construed so as to) limit the right of the Agents, the Arrangers and the Banks or any of them to take Proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

40.8 Consent to Enforcement Each of the Obligors hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

40.9 Waiver of Immunity To the extent that any of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor hereby irrevocably agrees and shall be obliged for the purposes of this Agreement not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction and, in particular, to the intent that in any Proceedings taken in New York the foregoing waiver of immunity shall have effect under and be construed in accordance with the United States Foreign Sovereign Immunities Act of 1976.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                                   The Banks

                                     Part 1

                           The Revolving Credit Banks

                                                     Commitment ($)

ABN AMRO Bank N.V.                                     61,000,000
The Chase Manhattan Bank                               61,000,000
Morgan Guaranty Trust Company of New York              61,000,000
The First National Bank of Boston                      57,000,000
Bayerische Landesbank International S.A.               57,000,000
Citibank N.A., Amsterdam Branch                        57,000,000
Deutsche Bank AG                                       57,000,000
Fleet National Bank                                    57,000,000
Dai-Ichi Kangyo Bank Nederland N.V.                    57,000,000
ING Bank N.V.                                          57,000,000
Rabobank International, Utrecht Branch                 57,000,000
SBC                                                    57,000,000
Union Bank of Switzerland                              57,000,000
Westdeutsche Landesbank Girozentrale, London Branch    57,000,000
The Bank of New York                                   38,000,000
Banque Paribas Nederland N.V.                          38,000,000
Barclays Bank plc (CLAD) UK                            38,000,000
The First National Bank of Chicago                     38,000,000
Kredietbank (Nederland) N.V.                           38,000,000

                                     Part 2

                              The Swing-Line Banks

Bank                                                   Commitment ($)

ABN AMRO Bank N.V.                                     36,666,666.66
The Chase Manhattan Bank                               36,666,666.66
Morgan Guaranty Trust Company of New York              36,666,666.66
The Bank of New York                                   30,000,000.00
Bayerische Landesbank Girozentrale, New York Branch    30,000,000.00
Union Bank of Switzerland                              30,000,000.00

                              THE SECOND SCHEDULE

                          Form of Transfer Certificate

To:  The Chase Manhattan Bank

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Facility Agreement") dated [          ] 199[  ] whereby a
US$1,000,000,000 multicurrency revolving credit and short-term advances facility, a US$100,000,000 letter of credit facility and a US$200,000,000 swing-line facility was made available to Koninklijke Ahold N.V. and Ahold USA Holdings, Inc., as borrowers by a group of banks on whose behalf The Chase Manhattan Bank acted as Facility Agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (a) confirms that the details in the schedule hereto under the heading "Bank's Commitment", "Swing-Line Commitment", "Letter of Credit Commitment", "Relevant Revolving Credit Advance(s)" "Relevant Letters of Credit Issued", "Relevant Swing-Line Advance(s)", and "Relevant Short-Term Advances" accurately summarises its Commitment, its Swing-Line Commitment, and/or its Letter of Credit Commitment and/or, as the case may be, the Term and Repayment Date of one or more existing Advances or Letters of Credit made by it or in which it participates and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment, its Swing-Line Commitment, its Letter of Credit Commitment and/or such Advance(s) and/or participations by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 35.5 (Transfers by Banks) of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Borrowers.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of any of the Borrowers or for the performance and observance by such Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by any of the Borrowers or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with Dutch law.

                                  THE SCHEDULE

1.  Bank:

2.  Transferee:

3.  Transfer Date:

4.  Commitment:

     Bank's Commitment                  Portion Transferred

     Swing-Line Commitment              Portion Transferred

     Letter of Credit Commitment        Portion Transferred

5.   Advance(s):

          Term and Repayment Date of

          Revolving Credit Advance(s)      Portion Transferred

          Term and Repayment Date of
          Letters of Credit                Portion Transferred

          Term and Repayment Date of

          Swing-Line Advances              Portion Transferred

          Term and Repayment Date
          of Short-Term Advances           Portion Transferred

     [Transferor Bank]          [Transferee Bank]

     By:                        By:

     Date:                      Date:

     [Facility Agent] as agent for and on behalf of the Borrower

     By:

     Date:

Administrative Details of Transferee

Address/Main Office:

Contact name:

Swing-Line Office:

Letter of Credit Office:

Short-Term Advances Office:

Contact Name:

Account for Payments in US Dollars:

Telex:    [                               ] (Main office)
          [                               ] (Swing-Line office)
          [                               ] (Letter of Credit Office)
          [                               ] (Short-Term Advances Office)
Telephone:[                               ] (Main office)
          [                               ] (Swing-Line office)
          [                               ] (Letter of Credit Office)
          [                               ] (Short-Term Advances Office)
Telefax:  [                               ] (Main office)
          [                               ] (Swing-Line office)
          [                               ] (Letter of Credit Office)
          [                               ] (Short-Term Advances Office)

                               THE THIRD SCHEDULE

                         Condition Precedent Documents

1.  In relation to each of the Obligors:

     (a) a copy, certified a true copy by a duly authorised officer of such Obligor, of the constitutional documents of such Borrower and (in the case of the Principal Company) an extract from the relevant Chamber of Commerce;

     (b) a copy, certified a true copy by a duly authorised officer of such Obligor, of a board resolution of such Obligor and (in the case of the Principal Company) such resolutions of the board of managing directors of the Principal Company, the supervisory board of the Principal Company (Raad van Commissarissen) and the works' council of the Principal Company (Ondernemingsraad) as may be required by Dutch Counsel to the Banks approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Obligor pursuant hereto; and

     (c) a certificate of a duly authorised officer of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, this Agreement and any documents to be delivered by such Obligor pursuant hereto.

2. A copy, certified a true copy by or on behalf of the Principal Company, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Obligor's jurisdiction of incorporation and to enable each of the Obligors to perform its obligations hereunder.

3. An opinion of each of the Borrowers' in-house Dutch and United States Counsel in substantially the forms set out in the Eighth Schedule.

4. An opinion of Clifford Chance, solicitors to the Facility Agent, in substantially the form distributed to the Banks prior to the execution hereof.

5. A copy, certified a true copy by a duly authorised officer of each Borrower, of the Original Financial Statements of such Borrower.

6. Evidence that each of the process agents referred to in Clause 40.6 has agreed to act as the agent of the Obligors for the service of process in England and New York.

7. Evidence that the Existing Facilities shall be terminated and all outstandings thereunder shall be paid or repaid upon the making of the first Advance or issue of (or participation by a Bank in) the first Letter of Credit (whichever occurs first).

                              THE FOURTH SCHEDULE

                              Utilisation Request

From:  [Name of Borrower]

To: The Facility Agent [and the Multicurrency Facility Agent [delete if no Optional Currency is requested]*

Dated:

Dear Sirs,

1.     We refer to the agreement (as from time to time amended, varied, novated
or supplemented, the "Facility Agreement") dated [       ] 1996 and made between
Koninklijke Ahold N.V., Ahold USA Holdings, Inc. as borrowers, ABN AMRO Bank N.V., The Chase Investment Bank Limited and J.P. Morgan Securities Ltd. as arrangers, The Chase Manhattan Bank as Facility, Letter of Credit, Swing-Line and Short-Term Advances Agent and Chase Manhattan International Limited as Multicurrency Facility Agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

[2.   We hereby give you notice that, pursuant to the Facility Agreement, we wish the [Banks/Swing-Line Banks] to *[make Advances/Swing-Line Advances/make offers of Short-Term Advances] as follows:

     (a)  Aggregate *[principal/face] amount:

     (b)  Utilisation Date:

     (c) Term (specify number of business days for Swing-Line Advances or the number of months or business days for other Advances):

     (d)  *[Repayment Date]:]*

[2. We require [a Letter of Credit to be opened for our account/the Banks to participate in an Existing Letter of Credit]* under the Facility Agreement as follows:

     (a)  Issue Date:                    [             ]
     (b)  Tenor:                         [             ]
     (c)  Amount:                        [             ]
     (d)  Approved Beneficiary:          [             ]
     (e)  Concerning: [brief details of the purpose of the Letter of Credit].]*

[3. If it is not possible, pursuant to Clause 3.3 (Banks' Agreement to Optional Currency) of the Facility Agreement, for the Advance to be made in the currency specified, we would wish the Advance to be denominated in dollars.]*[N.B: Only retain in case of Revolving Credit Advance requested in Optional Currency]

[3./4. We confirm that, at the date hereof, the representations set out in Clause 23 of the Facility Agreement are true provided that each reference to "Original Financial Statements" therein shall be deemed to be a reference to each most recent set of annual audited financial statements delivered by any Borrower to the Facility Agent pursuant to Clause 24.

[4/5.] *[The proceeds of this Utilisation should be credited to [insert account details]]/[The Letter of Credit should be issued in favour of [name of recipient] in the form attached and delivered to the recipient at [address of recipient]]./1/


                                Yours faithfully

                                .............................
                                for and on behalf of
                                [NAME OF BORROWER]

--------------------------------------------------------------------------------
* Delete as appropriate

---------------
/1/ not applicable for Existing Letters of Credit

                               THE FIFTH SCHEDULE

                             Material Subsidiaries

Albert Heijn B.V.

BI-LO, Inc.

Giant Food Stores, Inc.

Ahold Vastgoed B.V.

Tops Markets, Inc.

Schuitema N.V.

The Stop & Shop Companies, Inc.

                               THE SIXTH SCHEDULE
                           Existing Letters of Credit

Issue Date  Issuer                                  No. of Letter  Outstanding ($) Expiry Date
                                                      of Credit
  09.10.89  The First National Bank of Chicago         31449901  30,686,000.00       01.11.97
  20.06.95  The First National Bank of Chicago         31449912     396,395.21       30.10.98
  01.08.95  The First National Bank of Chicago         31449914     830,400.00       01.08.97
  16.02.96  The First National Bank of Chicago         31449919     385,908.00       16.02.97
  11.03.96  The First National Bank of Chicago         31449920   1,750,000.00       11.02.97
  15.10.96  The First National Bank of Chicago         31449921   1,074,073.00       15.10.97

                              THE SEVENTH SCHEDULE

          Opinion of Borrowers' Netherlands and United States Counsel

                              THE EIGHTH SCHEDULE

                Supplemental Agreement for Additional Borrowers

THIS SUPPLEMENTAL AGREEMENT is made on the              day of
, 19

BETWEEN:

(1)  KONINKLIJKE AHOLD N.V. (the "Principal Company");

(2)  [Additional Borrower(s)] (the "Additional Borrower(s)"); and

(3) [The Chase Manhattan Bank] on behalf of itself as facility agent and on behalf of the Arranger(s), the other Agents, the Banks and Swing-Line Banks.

WHEREAS:

(1)  By an agreement (together with the supplemental agreements referred to in
     (2) below, the "Facility Agreement") dated [         ] 1996 and made
     between the Principal Company, Ahold USA, the Arrangers, the Agents and the Banks the Principal Company and Ahold USA were granted facilities in the maximum amount of $1,000,000,000.

(2) The agreement referred to in (1) above has been supplemented by the following agreements:

[List Supplemental Agreements]

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

Save as otherwise defined herein, terms defined in the Facility Agreement shall bear the same meaning herein.

2.   Additional Borrower(s)

With effect as from the date that the Facility Agent confirms to the Principal Company that it has received, in form and substance satisfactory to it [in relation to each Additional Borrower], each of the conditions precedent documents specified in Clause 3, the Facility Agreement shall henceforth be read and construed as if the [each] Additional Borrower were party to the Facility Agreement having all the rights and obligations of an Additional Borrower and an Obligor. Accordingly all references in any Finance Document to (a) any "Additional Borrower" or "Obligor" shall be treated as including a reference to the [such] Additional Borrower and (b) the Facility Agreement shall be treated as a reference to the Facility Agreement as supplemented by this Agreement to the intent that this Agreement and the Facility Agreement shall be read and construed together as one single agreement.

3.   Conditions Precedent

The following are the conditions precedent referred to in Clause 2 which are required to be delivered to the Facility Agent in relation to the [each] Additional Borrower:

     (a) a copy, certified a true and up-to-date copy by a duly authorised officer of the [such] Additional Borrower, of the Memorandum and Articles of Association [or other constitutional documents] of the [such] Additional Borrower together with its most recent audited annual financial statements;

     (b) a copy, certified a true copy by a duly authorised officer of the [such] Additional Borrower, of all corporate and other resolutions of the [such] Additional Borrower required for the approval of the execution, delivery and performance of this Agreement and the performance of the obligations to be assumed pursuant hereto by the [such] Additional Borrower under the Facility Agreement and authorising a named person or persons to sign this Agreement and any documents to be delivered by the [such] Additional Borrower pursuant hereto or thereto and to operate the Facilities on behalf of the [such] Additional Borrower;

     (c) a certificate of a duly authorised officer of the [such] Additional Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the [such] Additional Borrower, this Agreement and any documents to be delivered by the [such] Additional Borrower pursuant hereto or to the Facility Agreement and a certificate as to the names of any persons authorised to give telex or telephone instructions in relation to the operation of the Facilities on behalf of the [such] Additional Borrower as contemplated by paragraph (b) above;

     (d) a copy, certified a true copy by a duly authorised officer of the [such] Additional Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is necessary to render this Agreement and the Facility Agreement legal, valid and binding as against the [such] Additional Borrower in accordance with their respective terms, to make this Agreement and the Facility Agreement admissible in evidence against the [such] Additional Borrower in the [such] Additional Borrower's country of incorporation and to enable the [such] Additional Borrower to perform its obligations hereunder and thereunder;

     (e) a copy, certified a true and up-to-date copy by an Authorised Signatory of the Principal Company, of the Memorandum and Articles of Association of the Principal Company/a letter from an Authorised Signatory of the Principal Company confirming that there has been no change in the Memorandum and Articles of Association of the Principal Company since the same were last delivered to the Facility Agent;

     (f) a copy, certified a true copy by an Authorised Signatory of the Principal Company, of all resolutions required for the approval of the execution, delivery and performance of this Agreement and confirming that its board resolution referred to in paragraph 2 of the Third Schedule of the Facility Agreement has not been revoked, varied or amended;

     (g)  written evidence that [                                             ]
          has agreed to act as the agent of the [such] Additional Borrower for
          the service of process in England and that [                        ]
          has agreed to act as the agent of the [such] Additional Borrower for the service of process in New York;

     (h) an opinion of counsel to the Facility Agent and the Banks, in a form satisfactory to them;

     (i) an opinion of counsel to the Additional Borrower, in a form satisfactory to the Facility Agent and the Banks;

     (j) written evidence of the consent of the Facility Agent and the Banks to the [such] Additional Borrower being designated by the Principal Company as such; and

     (k) if requested by the Facility Agent, on the basis of regulations applicable to any Bank requiring the provision of financial information, the most recent added financial statements or written confirmation than there is no requirement to produce such statements.

4.   Representations

The [Each] Additional Borrower hereby represents as if the representations set out in Clause 23 of the Facility Agreement were set out in full in this Agreement.

5.   Covenant

To the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Additional Borrower, the Additional Borrower shall supply the Facility Agent with its most recent audited consolidated financial statement or if such statement do not exist then the Additional Borrower shall supply the Facility Agent with written confirmation stating that it is not required to produce such statements.

6.   Counterparts

This Agreement may be signed in counterparts, all of which taken together shall constitute a single agreement.

7.   Law

This Agreement shall be governed by, and construed in accordance with, Dutch law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

[NAME OF ADDITIONAL BORROWER]

By        :

Address   :

The Obligors

KONINKLIJKE AHOLD N.V.

By:

Address:        Albert Heijnweg 1
                1507 EH Zaandam
                The Netherlands

Attention:      Norbert Berger / Paul Freischlag

Telephone:      31 75 595795

Fax:            31 75 598355


AHOLD USA HOLDINGS, INC.

By:

Address:        One Atlanta Plaza, Suite 2575
                950 East Paces Ferry Road
                30326 Atlanta, Georgia
                United States of America

Attention:      Joseph Harber

Telephone:      1 404 262 6050

Fax:            1 404 262 6051


The Arrangers

ABN AMRO BANK N.V.

By:

Address:        P.O. Box 283
                1000 EA Amsterdam
                The Netherlands

CHASE INVESTMENT BANK LIMITED

By:

Address:        125 London Wall
                London EC2Y 5AJ
                United Kingdom


J.P. MORGAN SECURITIES LTD.

By:

Address:        60 Victoria Embankment
                London EC4Y 0JP
                United Kingdom


The Agents

THE CHASE MANHATTAN BANK

By:

Address:        270 Park Avenue
                New York, NY 10081
                United States of America

Attention:      Hilma Gabbidon

Telephone:      1 212 552 4650

Telefax:        1 212 552 5658

CHASE MANHATTAN INTERNATIONAL LIMITED

By:

Address:        Trinity Tower
                9 Thomas More Street
                London E1 9YT
                United Kingdom

Attention:      Steve Horford

Telephone:      44 171 777 2847

Telefax:        44 171 777 2085

The Banks

ABN AMRO BANK N.V.

By:

Address:        Foreign Credit Services/AA4130
                P.O. Box 283
                1000 EA Amsterdam
                The Netherlands

Attention:      Ruud Farenhorst / Agnes Knigge-Dekker / Jim Fraeyhoven
                / Maartje Kuit

Telephone:      31 20 628 7392 / 31 20 628 4367 / 31 20 628 7423
                / 31 20 628 6450

Telefax:        31 20 628 1286

For Swing-Line Advances

Address.        500 Park Avenue
                New York, NY 10022
                United States of America

Attention:      Doreen Yip / Barbara Tsiakaros

Telephone:      1 212 754 6114

Telefax:        1 212 446 4155


THE CHASE MANHATTAN BANK

By:

Address:        European Loan Services
                125 London Wall
                London EC2Y 5AJ
                United Kingdom

Attention:      Nick Gittins / Tina Holes, European Loan Services

Telephone:      1 202 34 3923/2020

Telefax:        1 202 34 3730

With a copy to:

Attention:      Anne Whittaker, Transaction Management

Telefax:        44 171 962 3611

For Swing-Line Advances

Address:        270 Park Avenue
                New York, NY 10081
                United States of America

Attention:      Hilma Gabbidon

Telephone:      1 212 552 4650

Telefax:        1 212 552 5658

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:

Address:        60 Victoria Embankment
                London EC4Y O5P
                United Kingdom

Attention:      Alex Cornwell / Ray Mayers, Global Credit

Telephone:      44 171 325 5291 / 44 171 325 5245

Telefax:        44 171 325 8190 / 44 171 325 8217

For Swingline Advances

Address:        J.P. Morgan Services Inc.
                500 Stanton Christiana Road
                Newark, Delaware 19713
                United States of America

Attention:      Donna Davis / Kendal Hinmon, IBG Operations

Telephone:      1 302 634 1860

Telefax:        1 302 634 4267

THE FIRST NATIONAL BANK OF BOSTON

By:

Address:        100 Federal Street/MS-01-09-04
                Boston, Mass. 02110
                United States of America

Attention:      Susan Santos

Telephone:      1 617 434 3496

Telefax:        1 617 434 0637

For Short Term Advances

Address:        100 Federal Street/MS-01-12-07
                Boston, Mass. 02110
                United States of America

Attention:      Larry Faccini

Telephone:      1 617 434 7725

Telefax:        1 617 434 4695

For Letters of Credit

Address:        150 Federal Street/MS-50-04-01
                Boston, Mass. 02110
                United States of America

Attention:      Dawn Trench

Telephone:      1 617 434 5874

Telefax:        1 617 434 1202

For Advances in a Multicurrency

Address:        100 Rustcraft Rd/MS-74-02-02D
                Dedham, Mass. 02026
                United States of America

Attention:      Cheryl Troy

Telephone:      1 617 434 2087

Telefax:        1 617 434 2094


BAYERISCHE LANDESBANK INTERNATIONAL S.A.

By:

Address:        3, rue Jean Monnet
                L-2180 Luxembourg
                Luxembourg

Attention:      Mr. P. Lang

Telephone:      352 42434 3325

Telefax:        352 42434 3399

For Letters of Credit, Short-Term Advances and Swing-Line Advances

Address:        Bayerische Landesbank Girozentrale, New York Branch
                560 Lexington Avenue
                New York, NY 10022
                United States of America

Attention:      Ms. Patricia Sanchez

Telephone:      1 212 310 9810

Telefax:        1 212 310 9930


CITIBANK, N.A., AMSTERDAM BRANCH

By:

Address:        "Europlaza"
                Hoogoorddreef 54 B
                1101 BE Amsterdam Z.O.
                The Netherlands

Attention:      Mr. Hans P. Verdoes

Telephone:      31 20 6514 394

Telefax:        31 20 6514 292

For Short-Term Advances and Letters of Credit

Address:        Citibank, N.A.

                One Court Square, 7th Floor
                Long Island City, NY 11120
                United States of America

Attention:      Mrs. Stephanie Tackore, Manager

Telephone:      1 718 248 3596

Telefax:        1 718 248 7393


DEUTSCHE BANK AG

By:

Address:        Deutsche Bank de Bary N.V.
                FX/MM Settlements
                Herengracht 450
                1017 CA Amsterdam
                The Netherlands

Attention:      C. Spaans

Telephone:      31 20 555 4202

Telefax:        31 20 555 4428

For Swing-Line Advances

Address:        31 West 52nd Street
                New York, NY 10019
                United States of America

Attention:      Babara Hoeltz

Telephone:      1 212 469 8121

Telefax:        1 212 469 8115

FLEET NATIONAL BANK

By:

Address:        One Federal Street
                Boston, MA 02211
                United States of America

Attention:      Fancia Castillo, National Banking

Telephone:      1 617 346 5635

Telefax:        1 617 346 0595

For Advances in a Multicurrency

Attention:      Gordon Kilby

Telephone:      44 171 248 9531

Telefax:        44 171 334 9456


DAI-ICHI KANGYO BANK NEDERLAND N.V.

By:

Address:        Apollolaan 171
                1077 AS Amsterdam
                The Netherlands

Attention:      Mr. Joost van Leeuwen

Telephone:      31 20 5740200

Telefax:        31 20 6760301


ING BANK N.V.

By:

Address:        De Weer 75
                P.O. Box 48
                1500 EA Zaandam
                The Netherlands

Attention:      Mr. M.H. van Doorn / Mr. G.J. Bakker

Telephone:      31 75 681 1335

Telefax:        31 75 612 3007


RABOBANK INTERNATIONAL, UTRECHT BRANCH

By:

Address:        Croeselaan 18
                P.O. Box 17100
                3500 HG Utrecht
                The Netherlands

Attention:      Mr. Richard Polkerman, BOF / Loan Administration

Telephone:      31 30 216 3445

Telefax:        31 30 216 2767

For Letters of Credit and Short-Term Advances

Address:        1201 West Peachtree Street N.W.
                Atlanta, GA 30309
                United States of America

Attention:

Telephone:      1 404 881 4050

Telefax:        1 404 881 4777


SBC

By:

Address:        1 High Timber Street
                London EC4V 3SB
                United Kingdom

Attention:      Paul Hardy, Associate Director, Treasury Customer Desk

Telephone:      44 171 329 0201

Telefax:        44 171 711 3861

For Advances to Ahold USA

Address:        Swiss Bank Corporation
                222 Broadway, 2nd Floor
                New York, NY 10038
                United States of America

Attention:      Marisa Reonegro, Banking Finance Support

Telephone:      1 212 574 6241

Telefax:        1 212 574 5248


UNION BANK OF SWITZERLAND

By:

Address:        Bahnhofstrasse 45
                8021 Zurich
                Switzerland

Attention:      Claude Aklin, Assistant Vice President, Ref.: KABI-AKC

Telephone:      41 1 235 69 79 / 41 1 235 33 73

Telefax:        41 1 235 32 68

For Swing-Line Advances

Address:        299 Park Avenue
                New York, NY 10171
                United States of America

Attention:      Douglas Edwards

Telephone:      1 212 821 3628

Telefax:        1 212 821 3878

WESTDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:

Address:        51 Moorgate
                London EC2R 6AE
                United Kingdom

Attention:      Mr. Stewart Nutt

Telephone:      44 171 4572116

Telefax:        44 171 374 8546


THE BANK OF NEW YORK

By:

For Letters of Credit and Swing-Line Advances

Address:        One Wall Street, 22nd Floor
                New York, NY 10286
                United States of America

Attention:      Patricia Botler / Terry Blackborn

Telephone:      1 212 635 6732

Telefax:        1 212 635 6397

For Short-Term Advances

Address:        48 Wall Street, 13th Floor
                New York, NY 10005
                United States of America

Attention:      Wilson Mastrandrea

Telephone:      1 212 804 2050

Telefax:        1 212 809 5272

BANQUE PARIBAS NEDERLAND N.V.

By:

Address:        Herengracht 527
                P.O. Box 2171
                1000 CD Amsterdam
                The Netherlands

Attention:      Ms. R. van de Vondervoort / Mr. J. de Wild

Telephone:      31 20 520 4400

Telefax:        31 20 620 1623


BARCLAYS BANK PLC (CLAD) UK

By:

Address:        5th Floor
                St. Swithin's House
                11-12 St. Swithin's Lane
                London EC4N 8AS
                United Kingdom

Attention:      Sharon Carter

Telephone:      44 171 621 4000

Telefax:        44 171 621 4583

With a copy to:

Address:        Atrium, Strawinskylaan 3053
                1077 ZX Amsterdam
                The Netherlands

Attention:      Victor J. van der Linden

Telephone:      31 20 5045 338

Telefax:        31 20 5045 339

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THE FIRST NATIONAL BANK OF CHICAGO

By:

Address:        First Chicago House
                90 Long Acre
                London WC2E 9RB
                United Kingdom

Attention:      Dot O'Flaherty

Telephone:      44 171 438 4150

Telefax:        44 171 438 4148

For Letters of Credit

Address:        The First National Bank of Chicago
                300 S.Riverside
                Suite 0236-7th Floor
                Chicago, Illinois
                United States of America

Attention:      Louis Virgo, Operations Officer

Telephone:      1 312 954 1928

Telefax:        1 312 954 1963 / 001 312 954 1964


KREDIETBANK (NEDERLAND) N.V.

By:

Address:        Westersingel 88
                3015 LC Rotterdam
                The Netherlands

Attention:      Mr. H. Langstraat

Telephone:      31 10 43 68 399

Telefax:        31 10 43 66 335

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